Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
to Prospectus dated August 18, 2022	Registration No. 333-266055

The information in this  prospectus supplement is not complete and may be changed. This  prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This  prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Prospectus Supplement dated January 10, 2023

Units, each consisting of one share of Common Stock and

one-half of one Warrant to purchase one share of Common Stock

Underwriter Compensation Warrants to purchase shares of Common Stock

(and the Common Stock underlying such Warrants and Underwriter Compensation Warrants)

AUGUSTA GOLD CORP.

C$[10,000,000]

This prospectus supplement to the accompanying base prospectus of Augusta Gold Corp. (which we refer to as “Augusta Gold”, or as “we”, “us”, “our” or the “Company”) dated August 18, 2022 registers the distribution (the “Offering”) of units (the “Units”) of the Company at a price of C$ per Unit (the “Offering Price”) pursuant to an underwriting agreement dated January  , 2023 (the “Underwriting Agreement”) between the Company and Eight Capital, as lead underwriter and sole bookrunner (the “Lead Underwriter”) and (together with the Lead Underwriter, the “Underwriters” and each individually, an “Underwriter”). Each Unit consists of one share of common stock (each, a “Share”) and one-half of one common stock purchase warrant of the Company (each whole warrant, a “Warrant”). The Units will separate into Shares and Warrants immediately upon closing of the Offering. Each Warrant will entitle the holder to purchase one share of common stock of Augusta Gold (each, a “Warrant Share”) at an exercise price of C$ per Warrant Share, and is exercisable immediately upon the date of issuance until any time prior to 4:30 p.m. (Vancouver time) on the date that is 36 months from the date of issuance. The Warrants will be governed by a warrant indenture (the “Warrant Indenture”) to be entered into between us and Endeavor Trust Corporation as warrant agent (the “Warrant Agent”) for the Warrants.

Eight Capital will only solicit subscriptions in the United States through its U.S. affiliate, VIII Capital Corp., and in Canada pursuant to a Canadian prospectus supplement. The other Underwriters will only solicit subscriptions in jurisdictions where they are licensed to do so. Offers and sales of the Units in the United States will be limited to qualified institutional buyers (as defined under Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), “Qualified Institutional Buyers”) or institutional accredited investors that satisfy one or more of the conditions set forth under Rule 501(a)(1), (2), (3), or (7) (“Institutional Accredited Investors”, and together with Qualified Institutional Buyers, “Institutional Investors”) pursuant to exemptions from any applicable securities or “blue sky” laws of any state of the United States.

Our shares of common stock are listed on the Toronto Stock Exchange (the “TSX”) under the symbol “G” and are quoted for trading on the OTCQB under the symbol “AUGG”. On January 9, 2023, the last reported sales price of our shares of common stock on the TSX was C$1.96 and the closing quote on the OTCQB was $1.465. There is currently no market through which the Warrants may be sold and purchasers may not be able to resell the Warrants purchased under this prospectus supplement. This may affect the pricing of the Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. We do not intend to apply to list the Warrants on the TSX, the OTCQB or any other securities exchange or quotation service. See “Risk Factors”.

Investing in our securities involves risks. Before buying any of our securities, you should read the discussion of material risks of investing in our securities in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and the “Risk Factors” section beginning on page 5 of the accompanying base prospectus and in the documents incorporated by reference herein and therein.

	Per Unit Price	Total(3)
Public offering price	C$	C$
Underwriter’s fees(1)	C$	C$
Proceeds, before expenses, to us(2)	C$	C$

(1)

We have agreed to pay the Underwriters a cash fee (the “Underwriter’s Fee”) equal to 5% of the aggregate purchase price paid by the Underwriters to us per Unit (including any Additional Units). In addition, we have agreed to issue to the Underwriters (or their designees) warrants (the “Compensation Warrants”) to purchase up to a number of shares of common stock equal to 5% of the Units issued on the closing of the Offering and any Additional Units issued pursuant to the Over-Allotment Option (the “Compensation Warrant Shares”). Each Compensation Warrant will entitle the holder thereof to acquire one Share at an exercise price of C$ , and is exercisable immediately upon the date of issuance until any time prior to 4:30 p.m. (Vancouver time) on the date that is 12 months from the date of issuance. This prospectus supplement qualifies the distribution of the Compensation Warrants and Compensation Warrant Shares to the Underwriters. Unless the context otherwise requires, all references to “Warrants” in this prospectus supplement shall include “Compensation Warrants”, as applicable. See “Underwriting”.

(2)	After deducting the Underwriter’s Fee but before deducting the expenses of the Offering (including listing fees) estimated to be approximately C$ , which will be paid from the gross proceeds of the Offering. The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in the Offering or the Compensation Warrants.

(3)	We have granted to the Underwriters an over-allotment option (the “Over-Allotment Option”), exercisable in whole or in part, at any time and from time to time, in the sole discretion of the Underwriters, for a period of 30 days from the closing of the Offering, to purchase an additional number of Units equal to 15% of the Units being sold under the Offering, being Units (the “Additional Units”), at the Offering Price, to cover over-allotments, if any, and for market stabilization purposes. Each Additional Unit will consist of one Share (an “Additional Share”) and one-half of one Warrant (each whole warrant, an “Additional Warrant”). Each Additional Warrant will be subject to the same terms as the Warrants. The grant of the Over-Allotment Option, the Additional Units, the Additional Shares and the Additional Warrants issuable on the exercise of the Over-Allotment Option are hereby qualified for distribution under this prospectus supplement. A person who acquired Additional Units, Additional Shares and Additional Warrants issuable on the exercise of the Over-Allotment Option acquires such Additional Units, Additional Shares and Additional Warrants under this prospectus supplement regardless of whether the over-allotment position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purposes. If the Over-Allotment Option is exercised in full, the total Public Offering Price, Underwriter’s Fees and Proceeds, before expenses, to us will be $ , $ and $ , respectively. As used herein, unless the context otherwise requires, references to Units, Shares, Warrants and Warrant Shares, includes the Additional Units, Additional Shares, Additional Warrants and additional Warrant Shares issuable upon exercise of Additional Warrants. See “Underwriting”.

The Offering Price was determined by negotiation between us and the Lead Underwriter, with reference to the prevailing market price of our shares of common stock. The closing of the Offering and delivery of the Shares and the Warrants is expected to occur on or about January   , 2023 which will be the th business day following the date of pricing of the Units (this settlement cycle being referred to as "T+"). Under Rule 15c6-1(a) of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities offered in the Offering will be required, by virtue of the fact that such securities initially will settle in T+, to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisors.

Neither the United States Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

EIGHT CAPITAL

The date of this prospectus supplement is January   , 2023

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the Offering of Units and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which gives more general information about securities we may offer from time to time, some of which may not be applicable to the Offering. To the extent there is a conflict between information contained in this prospectus supplement and information contained in the accompanying base prospectus or any document incorporated by reference herein or therein or the information in each free writing prospectus, if any, the information in this prospectus supplement shall control and you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying base prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement relates to registration statements on Form S-3 that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell any of the securities or any combination of the securities described in the accompanying base prospectus in one or more offerings. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and each free writing prospectus, if any. We have also filed this prospectus supplement and the accompanying base prospectus with the securities regulatory authorities in each of the provinces and territories of Canada, except Quebec, pursuant to the multijurisdictional disclosure system (which Canadian-filed prospectus supplement and accompanying base prospectus we refer to as the “Canadian Prospectus”).

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus and each free writing prospectus, if any, related to the Offering. We have not, and the Underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and each free writing prospectus, if any, is accurate only as of the respective dates of such documents regardless of the time of delivery of such documents or of any sale of securities hereunder. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where To Find Additional Information” and “Documents Incorporated by Reference” in this prospectus supplement and under the sections entitled, “Where You Can Find More Information” and “Documents Incorporated by Reference” in the accompanying base prospectus, and any additional information you may need to make your investment decision.

We and the Underwriters are offering to sell, and are seeking offers to buy, the Units only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the Units in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States and Canada who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about and observe any restrictions relating to the offering of the Units and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States and Canada. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

Prospective investors should be aware that the acquisition of the Shares, the Warrants and the Warrant Shares described herein may have tax consequences in the United States and Canada. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein. Investors should read the tax discussion in this prospectus supplement under the captions “Material United States Federal Income Tax Considerations” and “Material Canadian Federal Income Tax Considerations,” and should consult their own tax advisor with respect to their own particular circumstances.

S-ii

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

We present our consolidated financial statements in United States dollars. All references in this prospectus supplement to “dollars” and “$” are to United States dollars and all references to “C$” are to Canadian dollars, unless otherwise noted. Except as otherwise indicated, all financial statements and financial data contained in, or incorporated by reference into, this prospectus supplement, the accompanying base prospectus and any free writing prospectus filed by us have been prepared in accordance with United States generally accepted accounting principles.

The following table sets forth, for each period indicated, the exchange rates of the Canadian dollar to the U.S. dollar for the end of each period indicated and the high, low and average exchange rates for each of such periods (such rates, which are expressed in Canadian dollars are based on the daily average exchange rates for U.S. dollars reported by the Bank of Canada).

		2022		2021		2020		2019
High	C$	1.3856	C$	1.2942	C$	1.4496	C$	1.3600
Low	C$	1.2451	C$	1.2040	C$	1.2718	C$	1.2988
Average	C$	1.3011	C$	1.2535	C$	1.3415	C$	1.3269
End of Period	C$	1.3544	C$	1.2678	C$	1.2732	C$	1.2988

On January 9, 2023, the daily average exchange rate reported by the Bank of Canada was $1.00 = C$1.3376.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference contain “forward-looking-statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended, and “forward-looking information” within the meaning of applicable Canadian securities legislation, collectively “forward-looking statements”.  Such forward-looking statements concern our anticipated results and developments in the operations of the Company in future periods, planned exploration activities, the adequacy of the Company’s financial resources and other events or conditions that may occur in the future.  Forward-looking statements are frequently, but not always, identified by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible” and similar expressions, or statements that events, conditions or results “will,” “may,” “could” or “should” (or the negative and grammatical variations of any of these terms) occur or be achieved.  These forward-looking statements may include, but are not limited to, statements concerning:

•	the Company’s strategies and objectives, both generally and in respect of the Bullfrog Gold Project and the Reward Gold Project;

•	the recommendations of the technical reports for the Bullfrog Gold Project and the Reward Gold Project;

•	the Company’s decisions regarding the timing and costs of exploration programs with respect to, and the issuance of the necessary permits and authorizations required for, the Company’s exploration programs at the Bullfrog Gold Project and the Reward Gold Project;

•	the Company’s estimates of the quality and quantity of the mineralized materials at its mineral properties;

•	the potential discovery and delineation of mineral deposits/reserves and any expansion thereof beyond the current estimates;

•	the Company’s expectation that it will become a gold producer;

•	the Company’s estimates of future operating and financial performance;

•	the Company’s potential funding requirements and sources of capital, including near-term sources of additional cash and long-term financing through the sale of equity and/or debt and through the exercise of stock options and warrants;

•	the Company’s expectation that the Company will continue to raise capital;

•	the Company’s expectation that the Company will continue to incur losses and will not pay dividends for the foreseeable future;

•	the Company’s estimates of its future cash position;

•	the Company’s anticipated general business and economic conditions;

•	the Company’s ability to meet its financial obligations as they come due, and to be able to raise the necessary funds to continue operations; and

•	that the Company will operate at a loss for the foreseeable future.

Forward-looking statements, and any estimates and assumptions upon which they are based, are made as of the date of this prospectus supplement, the date of the accompanying base prospectus or the date of any documents incorporated herein or therein by reference, as applicable, and we do not intend or undertake to revise, update or supplement any forward-looking statements to reflect actual results, future events or changes in estimates and assumptions or other factors affecting such forward-looking statements, except as required by applicable securities laws. Should one or more forward-looking statements be revised, updated or supplemented, no inference should be made that we will revise, update or supplement any other forward looking statements.

S-iv

Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions. Many factors could cause actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, risks related to:

•	our history of losses;

•	negative cash flow;

•	our limited operating history;

•	increased costs affecting our financial condition;

•	the Bullfrog Gold Project and the Reward Gold Project being in the exploration stage;

•	whether the Bullfrog Gold Project or the Reward Gold Project are feasible;

•	the Bullfrog Gold Project and the Reward Gold Project requiring substantial capital investment;

•	our inability to obtain required permits;

•	our status as a junior mining company;

•	difficulties in managing growth;

•	our potential loss of key persons;

•	risks related to the evolving novel coronavirus pandemic and health crisis and the governmental and regulatory actions taken in response thereto;

•	the risks of mineral exploration;

•	evaluation uncertainty in estimating mineralized material;

•	changes in estimates of mineralized material;

•	our exploration projects not succeeding;

•	price volatility of gold and silver;

•	environmental regulations;

•	challenges to title to our properties;

•	amendments to mining law;

•	supply shortages;

•	inability to maintain infrastructure to conduct exploration activities;

•	new regulation related to climate change;

S-v

•	relationships with communities in which we operate;

•	newly adopted mining disclosure regulations;

•	evolving corporate standards;

•	Canadian reporting requirements;

•	the price of our shares of common stock being volatile; and

•	other factors discussed in other sections of this prospectus, including the section titled “Risk Factors,” and in the Company’s annual report for the fiscal year ended December 31, 2021 on Form 10-K, incorporated herein by reference, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements please see the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and the section entitled “Risk Factors” beginning on page 5 of the accompanying base prospectus and, to the extent applicable, the “Risk Factors” sections in our annual reports on Form 10-K and our quarterly reports on Form 10-Q as filed with the SEC and the Canadian securities authorities that are incorporated by reference herein. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Investors should review our subsequent reports filed with the SEC on Forms 10-K, 10-Q and 8-K and with the Canadian securities authorities, and any amendments thereto. We qualify all forward-looking statements by these cautionary statements.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of the principal features of the Offering and is not intended to be complete. It should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus supplement, the accompanying base prospectus, any free writing prospectus filed by us and the documents incorporated by reference herein and therein, including the information under “Risk Factors’’ beginning on page S-5 of this prospectus supplement and page 5 of the accompanying base prospectus.

Business of the Company

Augusta Gold is an exploration stage gold company focused on building a long-term business that delivers stakeholder value through developing the Company’s Reward and Bullfrog gold projects and pursuing accretive merger and acquisition opportunities. The Company owns, controls or has acquired mineral rights on federal patented and unpatented mining claims in the State of Nevada for the purpose of exploration and potential development of gold, silver, and other metals. The Company plans to review opportunities and acquire additional mineral properties with current or historic precious and base metal mineralization with meaningful exploration potential. At present, we are in the exploration stage and do not mine, produce or sell any mineral products and we do not currently generate cash flows from mining operations.

The Bullfrog Gold Project is located approximately 120 miles north-west of Las Vegas, Nevada and 4 miles west of Beatty, Nevada. The Company controls mineral rights including the Bullfrog and Montgomery-Shoshone deposits and has further identified significant additional mineralization around the existing pits and defined several exploration targets that could further enhance the Bullfrog Gold Project. The Bullfrog Gold Project has measured mineral resources of 526,680 oz gold grading 0.54 g/t gold, indicated mineral resources of 682,610 oz gold grading 0.52 g/t gold and inferred mineral resources of 257,900 oz gold grading 0.48 g/t gold. See “Part I - Item 2 - Properties” in our Annual Report on Form 10-K, which is incorporated herein by reference, for a further description of the Bullfrog Gold Project.

The Reward Gold Project is a low-risk heap leach project with all major permits located only seven miles from the Company’s Bullfrog Gold Project in Nye County, Nevada. The Reward Gold Project has measured mineral resources of 169,900 oz gold grading 0.86 g/t gold, indicated mineral resources of 256,800 oz gold grading 0.69 g/t gold and inferred mineral resources of 27,100 oz gold grading 0.68 g/t gold. The Reward Gold Project has ample water rights and sufficient water supply for the current mine plan. Shared infrastructure between the Reward Gold Project and the Bullfrog Gold Project are expected to provide meaningful synergies for the Company.

The Company is led by a management team and board of directors with a proven track record of success in financing and developing mining assets and delivering shareholder value.

Recent Development of the Business

On June 13, 2022, the Company completed the acquisition of the outstanding membership interests (collectively, the “CR Interests”) of CR Reward LLC, a wholly-owned subsidiary of Waterton (“CR Reward”), pursuant to a membership interest purchase agreement (the “Reward Agreement”) with Waterton Nevada Splitter, LLC (“Waterton”). CR Reward holds the Reward Project located seven miles from the Company’s Bullfrog Project in Nevada. The CR Interests were acquired for the following consideration:

(a)    $12,500,000 in cash paid at the closing; plus

(b)    the issuance of 7,800,000 shares of our common stock at the closing; plus

(c)    $22,121,398 in cash paid on September 14, 2022.

On September 14, 2022, the Company also announced that it had entered into a loan with a company owned by the Company’s executive chairman for $22,232,561. The loan bears interest at a rate of prime plus 3%, is for a maximum period of 12 months, and is secured by the Company’s Bullfrog and Reward projects.

Corporate Information

Augusta Gold Corp. was incorporated under the laws of the State of Delaware on July 23, 2007 as Kopr Resources Corp. On July 21, 2011, the Company changed its name to “Bullfrog Gold Corp.” On January 26, 2021, the Company changed its name to “Augusta Gold Corp.” and completed a consolidation of its shares of common stock on the basis of one (1) new share of common stock for every six (6) old shares of common stock (the “Consolidation”).

The Company’s principal executive offices are located at Suite 555-999 Canada Place, Vancouver, BC V6C 3E1, the Company’s telephone number is (604) 687-1717 and the Company’s Internet website address is www.augustagold.com.  The information on the Company’s website is not a part of, or incorporated in, this prospectus.

The Offering

The following is a brief summary of certain terms of the Offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of our securities. For a more complete description of our securities, see the section entitled “Description of Securities” in this prospectus supplement and the relevant portions of the accompanying base prospectus.

Issuer:	Augusta Gold Corp.

Offering:	Units with each Unit consisting of one share of common stock and one-half of one common stock purchase warrant.

Amount	C$[10,000,000]

Offering Price:	C$ per Unit

Shares of Common Stock Outstanding(1)(2)	Prior to the offering: 79,204,606 shares of common stock

After the offering: shares of common stock ( shares of common stock assuming exercise of the Over-Allotment Option, in full)

Warrants:	The Warrants are exercisable at a price of C$ per share. The Warrants will become exercisable immediately upon the closing of the Offering and expire on the date that is 36 months from the date of issuance of the Warrants.

Over-Allotment Option:	We have granted to the Underwriters the Over-Allotment Option, exercisable in whole or in part, at any time and from time to time, in the sole discretion of the Underwriter, for a period of 30 days from the closing of the Offering, to purchase Additional Units equal to 15% of the Units being sold under the Offering, being Additional Units, at the Offering Price, to cover over-allotments, if any, and for market stabilization purposes. Each Additional Unit will consist of one Additional Share and one-half of one Additional Warrant. Each Additional Warrant will be subject to the same terms as the Warrants.

Underwriter’s Fee:	We have agreed to pay the Underwriters a cash fee equal to 5% of the aggregate purchase price paid by the Underwriters to us per Unit (including any Additional Units). In addition, we have agreed to issue to the Underwriters (or their designees) Compensation Warrants to purchase up to a number of shares of common stock equal to 5% of the Units issued on the closing of the Offering and any Additional Units issued pursuant to the Over-Allotment Option. The Compensation Warrants will become exercisable immediately upon the closing of the Offering at a price of C$___ per share and expire on the date that is 12 months from the date of issuance of the Compensation Warrants. See the section entitled “Underwriting” in this prospectus supplement.

Use of Proceeds:	The proceeds to us, before expenses, from the sale of the Units in the Offering are estimated to be approximately C$ , after deducting the Underwriter’s Fee (C$ , assuming exercise of the Over-Allotment Option, in full). We intend to use the net proceeds from the Offering to advance the Bullfrog Project and for general corporate and working capital purposes. See the section entitled “Use of Proceeds” in this prospectus supplement.

Risk Factors:	Investing in the Units involves risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and the “Risk Factors” section beginning on page 5 of the accompanying base prospectus and, to the extent applicable, the “Risk Factors” sections of our annual reports on Form 10-K and our quarterly reports on Form 10-Q as filed with the SEC.

Tax Considerations:	Purchasing our securities may have tax consequences in the United States and Canada. This prospectus supplement and the accompanying base prospectus may not describe these consequences fully. Investors should read the tax discussion in this prospectus supplement and consult with their tax advisor. See the sections entitled “Material United States Federal Income Tax Considerations” and “Material Canadian Federal Income Tax Considerations” in this prospectus supplement.

Listing Symbol:	Our shares of common stock are listed on the TSX under the symbol “G” and is quoted for trading on the OTCQB under the symbol “AUGG”. There is no market through which the Warrants may be sold and purchasers may not be able to resell the Warrants purchased under this prospectus supplement and the accompanying base prospectus. We do not intend to list the Warrants on any exchange or trading system.

Dividend Policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our common stock.

(1)     These figures do not include: (i) 31,002,785 shares of our common stock issuable upon exercise of our outstanding warrants at an average weighted exercise price of C$1.84; and (ii) 5,200,002 shares of common stock issuable upon exercise of outstanding options with an average weighted exercise price of C$1.91, 3,175,000 of which remain subject to vesting conditions. To the extent any options are exercised, new options are issued under our equity incentive plans, or we otherwise issue additional shares of common stock or securities exercisable for or convertible into shares of common stock, there will be further dilution to new investors.

(2)     Does not include up to Warrant Shares issuable upon exercise of the Warrants issued pursuant to the Offering.  Assuming the exercise of all of the Warrants, the aggregate shares of our common stock outstanding would be ( , assuming exercise of the Over-Allotment Option in full and exercise of all Additional Warrants).

RISK FACTORS

Investing in our securities involves a number of very significant risks. Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference herein and therein, including the risks described in the base prospectus, annual report on Form 10-K for the fiscal year ended December 31, 2021 and our quarterly reports on Form 10-Q, before investing in our securities. Any one of these material risks and uncertainties has the potential to cause actual results, performance, achievements or events to be materially different from any future results, performance, achievements or events implied, suggested or expressed by any forward-looking statements made by us or by persons acting on our behalf. Refer to "Cautionary Note Regarding Forward-Looking Statements".

There is no assurance that we will be successful in preventing the material adverse effects that any one or more of the following material risks and uncertainties may cause on our business, prospects, financial condition and operating results, which may result in a significant decrease in the market price of our common stock. Furthermore, there is no assurance that these material risks and uncertainties represent a complete list of the material risks and uncertainties facing us. There may be additional risks and uncertainties of a material nature that, as of the date of this prospectus, we are unaware of or that we consider immaterial that may become material in the future, any one or more of which may result in a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Summary of Risk Factors

The following is a short description of the risks and uncertainties you should carefully consider in evaluating our business and us which are more fully described in our annual report on Form 10-K for the fiscal year ended December 31, 2021, which report is incorporated by reference in this prospectus. The factors listed below and in the annual report, represent certain important factors that we believe could cause our business results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected.

Risks Related to our Financial Condition

•	We have a history of losses and expect to continue to incur losses in the future.

•	We have negative operating cash flow.

•	We have a limited operating history on which to base an evaluation of our business and prospects.

•	We may need to obtain additional financing to fund our exploration programs.

•	Increased costs could affect our financial condition.

Risks Related to our Operations

•	We may not be able to get the required permits at the Bullfrog Gold Project in a timely manner or at all.

•	We are a junior gold exploration company with no mining operations, and we may never have any mining operations in the future.

•	Difficulties we may encounter managing our growth could adversely affect our results of operations.

•	If we lose key personnel or are unable to attract and retain additional qualified personnel, we may not be able to successfully manage our business and achieve our objectives.

•	The outbreak of the coronavirus pandemic may impact the Company’s plans and activities.

Risks Related to Mining

•	The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses.

•	Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure.

•	Our exploration activities on our properties may not be commercially successful, which could lead us to abandon our plans to develop our properties and our investments in exploration.

•	The volatility of the price of gold and silver could adversely affect our future operations and, if warranted, our ability to develop our properties.

•	We are subject to significant governmental regulations, which affect our operations and costs of conducting our business.

•	Our property titles may be challenged. We are not insured against any challenges, impairments or defects to our mineral claims or property titles. We have not fully verified title to our properties.

•	Possible amendments to the General Mining Law could make it more difficult or impossible for us to execute our business plan.

•	Market forces or unforeseen developments may prevent us from obtaining the supplies and equipment necessary to explore for gold and other minerals.

•	We may not be able to maintain the infrastructure necessary to conduct exploration activities.

•	Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

•	Our relationship with the communities in which we operate impacts the future success of our operations.

•	Newly adopted rules regarding mining property disclosure by companies reporting with the SEC may result in increased operating and legal costs.

General Risks

•	Our business is subject to evolving corporate governance and public disclosure regulations that have increased both our compliance costs and the risk of non-compliance, which could have an adverse effect on our stock price.

•	We are required to comply with Canadian securities regulations and are subject to additional regulatory scrutiny in Canada.

•	Our stock price may be volatile.

•	We have never paid nor do we expect in the near future to pay dividends.

•	Broker-dealers may be discouraged from effecting transactions in shares of our common stock because they are considered a penny stock and are subject to the penny stock rules.

•	Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

•	We are dependent upon information technology systems, which are subject to disruption, damage, failure and risks associated with implementation and integration.

Updated Risk Factors

The following risk factors are updated from those appearing in our annual report on Form 10-K:

Our Bullfrog and Reward Gold Projects are in the exploration stage.

Both the Bullfrog Gold Project and the Reward Gold Project have estimated mineral resources, but there has not been a mineral reserve estimation in accordance with S-K 1300 for either property. There is no assurance that we can establish the existence of any mineral reserves on the Bullfrog Gold Project or the Reward Gold Project in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from the projects and if we do not do so, we will lose all of the funds that we expend on exploration.  If we do not discover any mineral reserves in a commercially exploitable quantity, the exploration component of our business could fail.

The probability of an individual prospect ever having a “reserve” that meets the requirements of the SEC’s S-K 1300 standards is extremely remote.  Even if we do eventually discover a mineral reserve on our projects, there can be no assurance that they can be developed into producing mines and extract those minerals.  Both mineral exploration and development involve a high degree of risk and few mineral properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the mineral deposit to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices.  Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

We cannot be assured that either the Bullfrog Gold Project or the Reward Gold Project are feasible or that a feasibility study will accurately forecast economic results.

The Bullfrog Gold Project and the Reward Gold Project are our principal assets. Our future profitability depends largely on the economic feasibility of these projects. The results of our feasibility study may not be as favorable as the results of our prior technical reports. There can be no assurance that mining processes and results including potential gold production rates, revenue, capital and operating costs including taxes and royalties will not vary unfavorably from the estimates and assumptions included in such feasibility studies.

The Bullfrog Gold Project and the Reward Gold Project each require substantial capital investment and we may be unable to raise sufficient capital on favorable terms or at all.

The exploration and, if warranted, development and operation of the Bullfrog Gold Project and/or the Reward Gold Project will require significant capital. Our ability to raise sufficient capital and/or secure a development partner on satisfactory terms, if at all, will depend on several factors, including acquisition of the requisite permits, macroeconomic conditions, and future gold prices. Uncontrollable factors or other factors such as lower gold prices, unanticipated operating or permitting challenges, perception of environmental impact or, illiquidity in the debt markets or equity markets, could impede our ability to finance the Bullfrog Gold Project or the Reward Gold Project on acceptable terms, or at all, including the cost of such capital and other conditions of financing arrangements that impose restrictive covenants and security interests that may affect the Company’s ability to operate as intended and ultimately its ability to continue as a going concern.

Any material changes in resource/reserve estimates and grades will affect the economic viability of placing a property into production and a property’s return on capital.

As we have not completed feasibility studies on our Bullfrog Gold Project or our Reward Gold Project and have not commenced actual production, resource estimates may require adjustments or downward revisions.  In addition, the grade ultimately mined, if any, may differ from that indicated by our technical reports and drill results. Minerals recovered in small scale tests may not be duplicated in large scale tests under existing on-site conditions or in production scale.

The mineral resource estimates contained in our reports have been determined based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate.  Extended declines in market prices for gold or silver may render portions of our mineral resources uneconomic and result in reduced reported mineralization or adversely affect any commercial viability determinations we may reach. Any material reductions in estimates of mineral resources, or of our ability to extract mineral resources, could have a material adverse effect on our share price and the value of our properties.

Payment of the loan amount due and payable to Augusta Investments Inc. (“Augusta Investments”) is secured by our mineral properties and if we fail to timely make payment of amounts due and payable the trustee on behalf of Augusta Investments may act upon the secured interests which could adversely affect our results of operations.

Our obligation to pay the loan amount of $22,232,561 was secured by a Deed of Trust, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing (“Deed of Trust”) and related financing statement pursuant to which the Company granted to Augusta Investments Inc. a first-priority, perfected security interest running with our Bullfrog and Reward mineral properties. If we trigger an event of default under the Deed of Trust, including by failing to timely make the payments under the loan, then the trustee under the Deed of Trust acting on behalf of Augusta Investments can undertake certain remedial actions related to the secured mineral interests, including ceasing such assets for the benefit of Augusta Investments, could have a material adverse effect on our share price and the value of our properties.

Risks Related to The Offering

A prolonged decline in the market price of our common stock could affect our ability to obtain additional financing which would adversely affect our operations.

Historically we have relied on equity financing and, more recently, on debt financing, as primary sources of financing. A prolonged decline in the market price of our common stock or a reduction in our accessibility to the global markets may result in our inability to secure additional financing which would have an adverse effect on our operations.

Additional issuances of our common stock may result in significant dilution to our existing shareholders and reduce the market value of their investment.

We are authorized to issue 750,000,000 shares of common stock of which 79,204,606 shares were issued and outstanding as of January 9, 2023. Future issuances for financings, mergers and acquisitions, exercise of stock options and share purchase warrants and for other reasons may result in significant dilution to and be issued at prices substantially below the price paid for our shares held by our existing stockholders. Significant dilution would reduce the proportionate ownership and voting power held by our existing stockholders and may result in a decrease in the market price of our shares.

We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation in the value of our common stock.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends on our shares of common stock in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans, and the terms of any credit agreements that we may be a party to at the time. To the extent we do not pay dividends, our shares of common stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their common stock after price appreciation as the only way to realize their investment, and if the price of our common stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our common stock.

There is no public market for the Warrants being offered in the Offering.

There is no established public trading market for the Warrants being offered in the Offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any securities exchange or other quotation service. Without an active market, the liquidity of the Warrants will be limited.

Holders of our Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire Warrant Shares.

Until you acquire Warrant Shares upon exercise of your Warrants, you will have no rights with respect to the Warrant Shares. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If we do not maintain a current and effective registration statement relating to the common stock issuable upon exercise of the Warrants, public holders will only be able to exercise such Warrants on a “cashless basis.”

While we have agreed with the Underwriters in the Underwriting Agreement to maintain a current effective registration statement for the life of the Warrants, if we do not maintain a current and effective registration statement relating to the shares of common stock issuable upon exercise of the Warrants at the time that holders wish to exercise such Warrants, they will only be able to exercise them on a “cashless basis,” and under no circumstances would we be required to make any cash payments or net cash settle such Warrants to the holders. As a result, the number of shares of common stock that holders will receive upon exercise of the Warrants will be fewer than it would have been had such holders exercised their Warrants for cash. We cannot assure you that we will be able to maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of such Warrants until the expiration of such Warrants. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced. Further, common stock issued pursuant to such a cashless exercise will be in accordance with Section 3(a)(9) of the Securities Act and such shares of common stock shall take on the registered characteristics of the Warrants being exercised.

The Warrants may not have any value.

Each Warrant has an exercise price per share of C$___, are immediately exercisable after their issuance and will expire 36 months from the initial issuance date. In the event our common stock price does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may not have any value.

Proposed and new legislation in the U.S. Congress, including changes in U.S. tax law, may adversely impact us and the value of our securities.

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect us or holders of our securities. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact our financial performance and the value of our securities. Additionally, states in which we operate or own assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on us and purchasers of our securities is uncertain.

In addition, the Inflation Reduction Act of 2022 was recently signed into law and includes provisions that will impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that will impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. It is unclear how this legislation will be implemented by the U.S. Department of the Treasury and we cannot predict how this legislation or any future changes in tax laws might affect us or purchasers of our securities.

USE OF PROCEEDS

The proceeds to us, before expenses, from the sale of the Units in the Offering are estimated to be approximately C$ (C$ , assuming exercise of the Over-Allotment Option in full). We estimate the total expenses of the Offering which will be payable by us, excluding the Underwriter’s Fee, will be approximately C$ . After deducting the fees due to the Underwriters, and our estimated Offering expenses, we expect the net proceeds from the Offering to be approximately C$ . We intend to use the net proceeds from the Offering for the advancement of the Company’s Bullfrog Project and for general corporate and working capital purposes.

Until such time as the net proceeds of the Offering are used as described above, we intend to invest the net proceeds primarily in short-term bank guaranteed deposits or other substantially similar secure deposits.

DILUTION

If you purchase Shares in the Offering, you will experience dilution to the extent of the difference between the price per Share you pay in the Offering and the net tangible book value per share of our common stock immediately after the Offering. Our net tangible book value as of September 30, 2022 was approximately $26.97 million, or approximately $0.34 per share. Net tangible book value per share represents our total tangible assets, less total liabilities as of September 30, 2022 divided by the number of shares of our common stock outstanding as of September 30, 2022.

After giving further effect to the sale by us of an aggregate of $        of our Units in the Offering at a price of $ per Unit (converted from C$        into United States dollars from Canadian dollars based on the daily average exchange rate of $1.00=C$___ as reported by the Bank of Canada on January 10, 2023) and assigning a value of $       to each Share and $0.01 to each Warrant underlying the Units), and after deducting the fees and commissions paid to the Underwriters of $       (converted from C$     into United States dollars from Canadian dollars based on the daily average exchange rate of $1.00=C$___ as reported by the Bank of Canada on January 10, 2023) and estimated offering expenses payable by us (estimated at approximately $ (converted from C$      into United States dollars from Canadian dollars based on the daily average exchange rate of $1.00=C$___ as reported by the Bank of Canada on January 10, 2023)), assuming no exercise of the Warrants or Compensation Warrants, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $      million or approximately $       per share. This represents an immediate increase in net tangible book value of approximately $       per share to existing shareholders and an immediate dilution of approximately $      per share to new investors. The following table illustrates this per share dilution:

Public offering price per Unit			$

Net tangible book value per share as of September 30, 2022		$0.34

Increase in net tangible book value per share attributable to new investors	$

As adjusted pro forma net tangible book value per share as of September 30, 2022, after giving effect to the Offering			$

Dilution per share to new investors in the offering			$

The above assumes no exercise of the Over-Allotment Option. If the Over-Allotment Option is exercised in full, than aggregate proceeds to us, before expenses would be $ (converted from C$ into United States dollars from Canadian dollars based on the daily average exchange rate of $1.00=C$___ as reported by the Bank of Canada on January 10, 2023), and after deducting the fees and commissions paid to the Underwriters of $ (converted from C$ into United States dollars from Canadian dollars based on the daily average exchange rate of $1.00=C$___ as reported by the Bank of Canada on January 10, 2023) and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2022 would have been approximately $ million or approximately $ per share. This represents an immediate increase in net tangible book value of approximately $ per share to existing shareholders and an immediate dilution of approximately $ per share to new investors.

The number of shares of our comment stock to be outstanding immediately after the Offering is based on 79,204,606 shares of our common stock outstanding as of September 30, 2022 and excludes: (i) 31,002,785 shares of common stock issuable upon exercise of our outstanding warrants at an average weighted exercise price of C$1.84; and (ii) 5,200,002 shares of common stock issuable upon exercise of outstanding options with an average weighted exercise price of C$1.91, 3,175,000 of which remain subject to vesting conditions. The above does not include up to Warrant Shares issuable upon exercise of the Warrants issued pursuant to the Offering and does not include up to shares of common stock issuable upon exercise of the Compensation Warrants.

DESCRIPTION OF SECURITIES

In the Offering, we are offering Units. Each Unit consists of one Share and one-half of one Warrant. Each whole Warrant entitles the holder to purchase one Warrant Share at an exercise price of C$___, and is exercisable immediately upon the date of issuance until any time prior to 4:30 p.m. (Vancouver time) on the date that is 36 months from the date of issuance. Each Unit will be sold to the Underwriters in the Offering at a negotiated price of C$___. The Shares and Warrants will be issued separately but can only be purchased together in the Offering. This prospectus supplement also relates to the offering of Compensation Warrants to purchase up to a number of shares of common stock equal to 5% of the Units issued on the closing of the Offering. This prospectus supplement also relates to the offering of Warrant Shares upon the exercise, if any, of the Warrants issued in the Offering as well as the offering of Compensation Warrant Shares upon the exercise, if any, of the Compensation Warrants.

Common Stock

Holders of the shares of common stock, par value $0.0001, in the capital of the Company (the “Common Stock”) are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights.  Therefore, subject to the rights of any outstanding Preferred Stock, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Company’s Common Stock representing one-third of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. Directors are elected by a plurality of the votes. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Company’s Common Stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s Common Stock under our constating documents.

Pursuant to an investor rights agreement between us, Augusta Investments Inc. and Barrick Gold Corporation, provided Augusta Investments Inc. or Barrick Gold Corporation own more than 10% of the Company’s Common Stock on the relevant measurement date (calculated on a partially diluted basis), such investor separately has (i) a right to participate in any offering of the Company’s Common Stock (or securities convertible or exercisable for Common Stock), on the same terms as other participants in the offering, to maintain their then current ownership percentage in the Company and (ii) a top-up right to purchase securities to cure the dilutive effect of the issuance of shares of Common Stock on conversion or exercise of certain convertible or derivative securities of the Company where the monetary value of the dilution is greater than $250,000.

Anti-Takeover Provisions

Our Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make it more difficult to affect the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

These provisions:

●	grant our board of directors the ability to designate the terms of and issue new series of Preferred Stock, which can be created and issued by the board of directors without prior stockholder approval, with rights senior to those of the Common Stock; and

●	impose limitations on our stockholders’ ability to call special stockholder meetings.

Further, Mr. Richard Warke, our Executive Chairman, controls 22,039,388 shares of common stock with the right to acquire an additional 18,865,727 shares underlying warrants and a further right to acquire 266,667 shares underlying options representing 41.87% of the issued and outstanding voting shares of the Company on a partially diluted basis as of August 18, 2022 and Barrick Gold Corporation controls 9,100,000 shares of common stock with the right to acquire an additional 9,100,000 shares underlying warrants, representing 20.61% of the issued and outstanding voting shares of the Company on a partially diluted basis as of August 18, 2022 and Barrick Gold Corporation has the right to designate a director nominee for nomination by our Board to election as a director by the stockholders for so long a Barrick owns 10% of the Company’s Common Stock (on a partially diluted basis). The large concentration of our voting shares in two stockholders and Barrick’s nomination right makes it more difficult to effect the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation and By-Laws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation and By-Laws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that the By-Laws state that no such indemnity shall be made in respect of any matter as to which a director or officer shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our Company existing at the time of such repeal or modification.

Warrants

The Warrants will be created and issued pursuant to, and governed by, the terms of the warrant indenture (the “Warrant Indenture”) between us and Endeavor Trust Corporation (the “Warrant Agent”), to be entered into and dated as of the closing date of the Offering. The following summary of certain provisions of the Warrant Indenture does not purport to be complete and is subject in its entirety to the detailed provisions of the Warrant Indenture. Reference is made to the Warrant Indenture for the full text of the attributes of the Warrants, which we will file with the SEC on a Form 8-K following the closing of the Offering. We have appointed the principal transfer offices of the Warrant Agent in Vancouver, British Columbia as the location at which Warrants may be surrendered for exercise or transfer.

The Shares and the Warrants comprising the Units will separate immediately upon the closing of the Offering. Each whole Warrant will entitle the holder to purchase one Warrant Share at a price of C$___. The exercise price and the number of Warrant Shares issuable upon exercise are both subject to adjustment in certain circumstances as more fully described below. The Warrants will be exercisable at any time prior to 4:30 p.m. (Vancouver Time) on that date which is 36 months after the closing of the Offering, after which time the Warrants will expire and become null and void. The exercise price for the Warrants is payable in Canadian dollars. The Warrant Indenture will provide that, subject to compliance with applicable securities legislation and approval of applicable regulatory authorities, we will be entitled to purchase in the market, by private contract or otherwise, all or any of the Warrants then outstanding, and any Warrants so purchased will be cancelled.

The Warrant Indenture will provide for adjustment in the number of Warrant Shares issuable upon the exercise of the Warrants and/or the exercise price per Warrant Share upon the occurrence of certain events, including: (i) the issuance of our common stock or securities exchangeable for or convertible into our common stock to all or substantially all of the holders of shares of our common stock as a stock dividend or other distribution (other than a distribution of our common stock upon the exercise of Warrants); (ii) the subdivision, redivision or change of our shares of common stock into a greater number of shares; (iii) the reduction, combination or consolidation of our shares of common stock into a lesser number of shares; (iv) the issuance to all or substantially all of the holders of our common stock of rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issuance, to subscribe for or purchase our common stock, or securities exchangeable for or convertible into our common stock; and (v) the issuance or distribution to all or substantially all of the holders of the common stock or shares of any class other than our common stock, rights, options or warrants to acquire our common stock or securities exchangeable or convertible into our common stock, or evidences of indebtedness, or any property or other assets.

The Warrant Indenture will also provide for adjustment in the class and/or number of securities issuable upon the exercise of the Warrants and/or exercise price in the event of the following additional events: (1) reclassifications of our common stock or a capital reorganization of the Company (other than as described in clauses (i) to (iii) above; (2) consolidations, amalgamations, arrangements or mergers of the Company with or into another entity; or (3) the transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity.

No adjustment in the exercise price or the number of Warrant Shares purchasable upon the exercise of the Warrants will be required to be made unless the cumulative effect of such adjustment or adjustments would change the exercise price by at least 1% or the number of Warrant Shares purchasable upon exercise by at least one one-hundredth of a Warrant Share. Furthermore, no adjustment will be made in the right to acquire our common stock attached to the Warrants if an issue of our common stock is being made in connection with a share incentive plan for the benefit of directors, officers, employees, consultants or our other service providers, or the satisfaction of existing instruments issued as of the date of the Warrant Indenture.

We will also covenant in the Warrant Indenture that, during the period in which the Warrants are exercisable, we will give notice to holders of Warrants of certain stated events, including events that would result in an adjustment to the exercise price for the Warrants or the number of Warrant Shares issuable upon exercise of the Warrants, at least 14 days prior to the record date or effective date, as the case may be, of such event.

No fractional Warrant Shares will be issued or otherwise provided pursuant to the Warrant Indenture. The Warrants may only be exercised in a sufficient number to acquire whole numbers of our common stock and no cash or other consideration will be paid in lieu of fractional shares. Holders of Warrants will not have any voting or pre-emptive rights, redemption or any other rights which holders of our common stock have.

The Warrant Indenture also provides that we will use our commercially reasonable efforts to maintain the registration statement or another registration statement relating to the Warrant Shares effective until the earlier of the expiration date of the Warrants and the date on which no Warrants remain outstanding (provided, however, that nothing shall prevent our amalgamation, arrangement, merger or sale, including any take-over bid, and any associated delisting or deregistration or ceasing to be a reporting issuer, provided that, so long as the Warrants are still outstanding and represent a right to acquire securities of the acquiring company, the acquiring company shall assume our obligations under the Warrant Indenture). If no such registration statement is effective, no person holding Warrants will be permitted to exercise Warrants, unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available. During any such period, any person holding Warrants may give notice of his/her desire to exercise the Warrants, at which time we will permit the cashless exercise of the Warrants and issue such number of Warrant Shares calculated pursuant to the provisions of the Warrant Indenture, provided that such Warrant Shares shall not be subject to any transfer restrictions in the United States or Canada. If no such registration statement is effective, we will notify the Warrant Agent in accordance with the provisions of the Warrant Indenture.

Further, the Warrant Indenture provides that the Warrants may not be exercised by a person in the United States unless such exercise and delivery of the Warrant Shares is exempt from any applicable securities laws of any state of the United States and the holder has provided to the Warrant Agent and the Company a legal opinion of recognized standing or other evidence in each case in form and substance reasonably acceptable to the Warrant Agent and the Company to such effect; provided however, that persons that originally purchased the Warrants in the United States as part of the Offering as Qualified Institutional Buyers or Institutional Accredited Investors will not be required to deliver a legal opinion or other evidence assuming such holder (and any beneficial purchaser on whose behalf such holder purchased the Warrants) remains a Qualified Institutional Buyer or Institutional Accredited Investor.

From time to time we, along with the Warrant Agent, without the consent of the holders of Warrants, may amend or supplement the Warrant Indenture for certain purposes, including curing defects or inconsistencies or making any change that does not adversely affect the rights of any holder of Warrants. Any amendment, modification, arrangement or supplement to the Warrant Indenture that adversely affects the interests of the holders of the Warrants may only be made by “extraordinary resolution”, which is defined in the Warrant Indenture as a resolution either: (1) passed at a meeting of the holders of Warrants at which there are holders of Warrants present in person or represented by proxy holding at least 20% of the aggregate number of common stock that could be acquired and passed by the affirmative vote of holders of Warrants representing not less than 66 2/3% of the aggregate number of our common stock that could be acquired at the meeting and voted on the poll upon such resolution; or (2) adopted by an instrument in writing signed by the holders of Warrants representing not less than 66 2/3% of the aggregate number of our common stock that could be acquired.

Compensation Warrants

We have agreed to issue the Compensation Warrants to the Underwriter. The Compensation Warrants will be exercisable to acquire that number of shares of our common stock equal to 5% of the aggregate number of Units issued pursuant to the Offering. Each Compensation Warrant shall entitle the holder to purchase one share of our common stock at C$          at any time on or before the date which is 12 months after the closing date of the Offering. Outside of the exercise price and expiration date, the Compensation Warrants will have the same general terms as the Warrants, and the shares of Common Stock issuable upon exercise of the Compensation Warrants are identical to Shares issued pursuant to the Offering. The material terms and provisions of the Compensation Warrants are summarized herein, which summary is subject to and qualified in its entirety by the form of Compensation Warrants, which we will file with the SEC on a Form 8-K following the closing of the Offering.

UNDERWRITING

Pursuant to the Underwriting Agreement, we have agreed to issue and sell and the Underwriters, have agreed to purchase, as principal, subject to compliance with all necessary legal requirements and the terms and conditions contained in the Underwriting Agreement, a total of           Units at the Offering Price of C$         per Unit, payable in cash to us against delivery of such Units, on the closing date. In consideration for their services in connection with the Offering, the Underwriters will deduct the Underwriter’s Fee equal to 5% of the aggregate purchase price paid by the Underwriters to us per Unit (C$         per Unit, for an aggregate fee payable by us of C$        ).

In addition, we have agreed to issue to the Underwriters (or their designees) Compensation Warrants to purchase up to a number of shares of common stock equal to 5% of the Units issued on the closing of the Offering (including any Additional Shares issued upon exercise of the Over-Allotment Option). The Offering Price was determined by negotiation between us and the Lead Underwriter. Subject to the terms and conditions of the Underwriting Agreement, we have agreed to sell to the Underwriters, and each Underwriter has agreed to purchase, at the Offering Price less the Underwriting Fee set forth on the cover page of this prospectus supplement, the number of Units listed next to its name in the following table:

Number of Units
Eight
●
Total

We have granted to the Underwriters the Over-Allotment Option, exercisable in whole or in part, at any time and from time to time, in the sole discretion of the Underwriter, for a period of 30 days from the closing of the Offering, to purchase Additional Units equal to 15% of the Units being sold under the Offering, being Additional Units, at the Offering Price, to cover over-allotments, if any, and for market stabilization purposes. Each Additional Unit will consist of one Additional Share and one-half of one Additional Warrant. Each Additional Warrant will be subject to the same terms as the Warrants.

Eight Capital will only solicit subscriptions in the United States through its U.S. affiliate, VIII Capital Corp., and in Canada pursuant to a Canadian prospectus supplement. The other Underwriters will only solicit subscriptions in jurisdictions where they are licensed to do so.

While the Underwriters intend to offer the Units at the price set forth on the cover of this prospectus supplement, the Underwriters may offer the Units from time to time to purchasers directly or through agents or through brokers in brokerage transactions on the TSX, or to dealers in negotiated transactions or in a combination of such other methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any securities sold by an Underwriter to securities dealers will be sold at the public offering price less a selling concession not in excess of C$___ per Share and C$___ per Warrant.

The Offering is being made in the United States and Canada, and we are concurrently filing the Canadian Prospectus pursuant to a multijurisdictional disclosure system implemented by the United States and Canada. Offers and sales of the Units in the United States will be limited to qualified institutional buyers (as defined under Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), “Qualified Institutional Buyers”) or institutional accredited investors that satisfy one or more of the conditions set forth under Rule 501(a)(1), (2), (3), or (7) (“Institutional Accredited Investors”, and together with Qualified Institutional Buyers, “Institutional Investors”) pursuant to exemptions from any applicable securities or “blue sky” laws of any state of the United States.

The Underwriters propose to offer the Units initially at the Offering Price. After a reasonable effort has been made to sell all of the Units at the Offering Price, the Underwriters may subsequently reduce the selling price to investors from time to time in order to sell any of the Units remaining unsold. Any such reduction will not affect the proceeds received by us.

The obligations of the Underwriters under the Underwriting Agreement may be terminated at its discretion at any time prior to any closing date upon the occurrence of certain events specified in the Underwriting Agreement including standard “litigation out”, “financial out”, “disaster out”, “material adverse effect out”, “regulatory out” and “market out” rights of termination. In the event the Underwriting Agreement is terminated pursuant to its terms, we shall be obligated to pay the Underwriters its actual and accountable out of pocket expenses related to the transactions contemplated therein then due and payable, including the fees and disbursements of the Underwriters’ legal counsel up to C$225,000 (exclusive of taxes and disbursements), provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of the Underwriting Agreement.

The Underwriters are obligated to take up and pay for all the Units offered by this prospectus supplement if any are purchased under the Underwriting Agreement, subject to certain exceptions.

We have agreed, pursuant to the Underwriting Agreement, to indemnify the Underwriter, and each dealer selected by each Underwriter that participated in the Offering (each, a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any who controls such Underwriter or any Selected Dealer against certain liabilities, including liabilities under Canadian and U.S. securities legislation in certain circumstances or to contribute to payments the Underwriters may have to make because of such liabilities.

We have agreed, pursuant to the Underwriting Agreement, that during the period commencing on the date of the Underwriting Agreement and ending on the date which is 45 days from the closing date for the Offering, we will not, without the prior written consent of the Lead Underwriter, which consent shall not be unreasonably withheld or delayed, issue, agree to issue, or announce an intention to issue, any shares of our common stock at an issue price below the Offering Price, or any securities convertible into or exchangeable for shares of the Company at a conversion or exchange price that is less than the Offering Price (except in connection with the exchange, transfer, conversion or exercise rights of existing outstanding securities or existing commitments to issue securities and/or an arm’s length acquisition or the issuance of securities pursuant to the Company’s shareholder approved equity compensation plans). The Company will also use its commercially reasonable efforts to cause its officers and directors to enter into an agreement with the Lead Underwriter pursuant to which each of such individuals will agree not to sell, transfer or pledge, or otherwise dispose of, any securities of the Company until the date which is 45 days after the date of the closing of the Offering, in each case without the prior written consent of the Lead Underwriter, such consent not to be unreasonably withheld or delayed.

Subscriptions for the Units will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. The closing of the Offering is expected to occur on or about January 18, 2023. It is anticipated that the Shares and Warrants forming the Units will be deposited electronically with CDS on the closing date through the non-certificated inventory system of CDS, as directed by the Lead Underwriter. Except in limited circumstances, no beneficial holder of Shares and Warrants will receive definitive certificates representing their interest in the Shares and Warrants. Beneficial holders of Shares and Warrants will receive only a customer confirmation from the Underwriters or other registered dealer who is a CDS participant and from or through whom a beneficial interest in the Shares and Warrants is acquired.

In connection with the Offering, the Underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in connection with our shares of common stock.

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

In connection with the Offering, the Underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in the Offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on the websites maintained by the Underwriters participating in the Offering. The Underwriters may agree to allocate a number of Units to the Underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to the Underwriters that may make internet distributions on the same basis as other allocations. Other than the prospectus supplement and the accompanying base prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or the Underwriters in their capacity as underwriters, and should not be relied upon by investors.

We have applied to the TSX for the listing of the Shares, the Warrant Shares and the shares of common stock underlying the Compensation Warrants. Listing of the Shares, the Warrant Shares and the shares of common stock underlying the Compensation Warrants will be subject to us fulfilling all the listing requirements of the TSX. We do not intend to apply to the TSX for the listing of the Warrants.

A copy of the Underwriting Agreement, the Warrant Indenture and the form of Compensation Warrant will be included as exhibits to our current report on Form 8-K that will be filed with the SEC in connection with the consummation of the Offering.

The transfer agent for our common stock to be issued in the Offering is Endeavor Trust Corporation. Endeavor Trust Corporation will act as warrant agent for the Warrants being offered hereby.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of material U.S. federal income tax consequences arising from and relating to the acquisition of Shares acquired as part of the Units, the exercise, disposition, and lapse of Warrants acquired as part of the Units, and the acquisition, ownership, and disposition of Warrant Shares.

Scope of this Summary

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential United States federal income tax consequences related to the acquisition, ownership and disposition of Shares, Warrants and Warrant Shares. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the United States federal income tax consequences to such holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or United States federal income tax advice with respect to any particular holder. Each holder should consult its own tax advisors regarding the United States federal, state and local, and non-U.S. tax consequences related to the acquisition, ownership and disposition of Shares, Warrants and Warrant Shares.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the United States federal income tax consequences related to the acquisition, ownership and disposition of Shares, Warrants and Warrant Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, and United States court decisions that are applicable and, in each case, as in effect and available, as of the date of this prospectus supplement. Any of the authorities on which this summary is based could be changed or subject to differing interpretations in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holders

As used in this summary, the term “U.S. Holder” means a beneficial owner of Shares, Warrants and Warrant Shares acquired pursuant to this prospectus supplement that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

The term “Non-U.S. Holder” means any beneficial owner of Shares, Warrants and Warrant Shares acquired pursuant to this prospectus supplement that is neither a U.S. Holder nor a partnership nor other entity or arrangement treated as a partnership for U.S. federal income tax purposes. A Non-U.S. Holder should review the discussion under the heading “U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Shares, Warrants and Warrant Shares” below for more information. Non-U.S. investors should consult with their own tax advisor regarding the tax consequences of acquiring, ownership and disposing of Shares, Warrants and Warrant Shares.

Holders Subject to Special United States Federal Income Tax Rules

This summary deals only with persons or entities who hold Shares, Warrants or Warrant Shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as (without limitation): banks, insurance companies, and other financial institutions; dealers or traders in securities, commodities or foreign currencies; regulated investment companies; former citizens or former long-term residents of the U.S.; persons holding Shares, Warrants or Warrant Shares as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment; persons holding Shares, Warrants or Warrant Shares as a result of a constructive sale; entities that acquire Shares, Warrants and Warrant Shares that are treated as partnerships for U.S. federal income tax purposes and partners in such partnerships; S corporations and shareholders of such corporations; real estate investment trusts; U.S. Holders that have a “functional currency” other than the U.S. dollar; holders that acquired Shares, Warrants, or Warrant Shares in connection with the exercise of employee stock options or otherwise as consideration for services; holders that are subject to special tax accounting rules; persons subject to the U.S. federal alternative minimum tax; holders that are “controlled foreign corporations” or “passive foreign investment companies;” corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes; corporations that accumulate earnings to avoid U.S. federal income tax; or U.S. Holders (as defined below) that hold our Shares, Warrants or Warrant Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States. Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the United States federal, state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership and disposition of Shares, Warrants and Warrant Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Shares, Warrants or Warrant Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such owner or entity. Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of Shares, Warrants and Warrant Shares.

Tax Consequences Not Addressed

This summary does not address the United States state and local, United States federal estate and gift, United States federal net investment income tax, United States federal alternative minimum tax, or non-U.S. tax consequences to holders of the acquisition, ownership, and disposition of Shares, Warrants and Warrant Shares. Each holder should consult its own tax advisors regarding the United States state and local, United States federal estate and gift, United States federal net investment income tax, United States federal alternative minimum tax, and non-U.S. tax consequences of the acquisition, ownership, and disposition of Shares, Warrants and Warrant Shares.

Certain Material U.S. Federal Income Tax Consequences of the Purchase of Units to U.S. Holders and Non-U.S. Holders

For U.S. federal income tax purposes, the purchase of a Unit by U.S. Holders and Non-U.S. Holders will be treated as the purchase of two components: a component consisting of one Share and a component consisting of one-half of one Warrant. The purchase price for each Unit will be allocated between these two components in proportion to their relative fair market values at the time the Unit is purchased by the holder. This allocation of the purchase price for each Unit will establish a holder’s initial tax basis for U.S. federal income tax purposes in the Share and one-half of one Warrant that comprise each Unit.

For purposes of determining the initial tax basis, we will allocate $ of the purchase price for each Unit to the Share and $0.01 of the purchase price for each Unit to the one-half of one Warrant. However, the IRS will not be bound by our allocation of the purchase price for the Units, and, therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each holder should consult its own tax advisor regarding the allocation of the purchase price for the Units.

U.S. Federal Income Tax Consequences to U.S. Holders of the Exercise and Disposition of Warrants

Exercise of Warrants

A U.S. Holder generally will not recognize gain or loss on the exercise of a Warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Warrant Share received on the exercise of a Warrant should begin on the date that such Warrant is exercised by such U.S. Holder or the day following the date of exercise of the Warrant.

In certain limited circumstances (as described under “Description of Securities – Warrants”), a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Warrant is held for more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to a current maximum U.S. federal income tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Warrants without Exercise

Upon the lapse or expiration of a Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not result in a constructive distribution. (See the more detailed discussion of the rules applicable to distributions made by us at “U.S. Federal Income Tax Consequences to U.S. Holders of the Acquisition, Ownership and Disposition of Shares and Warrant Shares - Distributions” below).

U.S. Federal Income Tax Consequences to U.S. Holders of the Acquisition, Ownership and Disposition of Shares and Warrant Shares

Distributions

Distributions (including constructive distributions) made on Shares and Warrant Shares generally will be included in a U.S. Holder’s income as ordinary dividend income to the extent of our current and accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of our taxable year in which the distribution occurs. However, with respect to dividends received by certain non-corporate U.S. Holders (including individuals), such dividends are generally taxed at the applicable long-term capital gains rates (currently at a maximum tax rate of 20%), provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in the Shares or Warrant Shares and thereafter as capital gain from the sale or exchange of such Shares or Warrant Shares, which will be taxable according to rules discussed under the heading “Sale, Certain Redemptions or Other Taxable Dispositions of Shares and Warrant Shares,” below. Dividends received by a corporate holder may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Certain Redemptions or Other Taxable Dispositions of Shares and Warrant Shares

Upon the sale, certain qualifying redemptions, or other taxable disposition of Shares or Warrant Shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in the Shares or Warrant Shares. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the Shares or Warrant Shares is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to a current maximum U.S. federal income tax rate of 20%. Deductions for capital losses are subject to complex limitations under the Code.

Other U.S. Federal Income Tax Consequences Applicable to U.S. Holders

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on Shares and Warrant Shares and to the proceeds of a sale of Shares, Warrants or Warrant Shares paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Acquisition, Ownership and Disposition of Shares, Warrants and Warrant Shares

U.S. Federal Income Tax Consequences to Non-U.S. Holders of the Exercise and Disposition of Warrants

Exercise of Warrants

A Non-U.S. Holder generally will not recognize gain or loss on the exercise of a Warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share and certain other conditions are present, as discussed below under “Sale or Other Taxable Disposition of Shares, Warrants and Warrant Shares”). A Non-U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a Warrant should be equal to the sum of (a) such Non-U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such Non-U.S. Holder on the exercise of such Warrant. It is unclear whether a Non-U.S. Holder’s holding period for the Warrant Share received on the exercise of a Warrant should begin on the date that such Warrant is exercised by such Non-U.S. Holder or the day following the date of exercise of the Warrant.

In certain limited circumstances (as described under “Description of Securities – Warrants”), a Non-U.S. Holder may be permitted to undertake a cashless exercise of Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

Disposition of Warrants

Subject to the discussion under the heading “Sale or Other Taxable Disposition of Shares, Warrants and Warrant Shares” below, a Non-U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such Non-U.S. Holder’s tax basis in the Warrant sold or otherwise disposed of. Any such gain or loss generally will be a capital gain or loss (provided that the Warrant Share to be issued on the exercise of such Warrant would have been a capital asset within the meaning of Section 1221 of the Code if acquired by the Non-U.S. Holder), which will be long-term capital gain or loss if the Warrant is held for more than one year. Any such gain recognized by a Non-U.S. Holder will be taxable for U.S. federal income tax purposes according to rules discussed under the heading “Sale or Other Taxable Disposition of Shares, Warrants and Warrant Shares,” below.

Expiration of Warrants without Exercise

Subject to the discussion under the heading “Sale or Other Taxable Disposition of Shares, Warrants and Warrant Shares” below, upon the lapse or expiration of a Warrant, a Non-U.S. Holder will recognize a loss in an amount equal to such Non-U.S. Holder’s tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a Non-U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such Non-U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of a Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not result in a constructive distribution. See the more detailed discussion of the rules applicable to distributions made by us under the heading “Dividends” below.

Dividends

Distributions on Shares or Warrant Shares will constitute dividends for U.S. federal income tax purposes to the extent paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in Shares or Warrant Shares, but not below zero, and then will be treated as gain from the sale of stock, which will be taxable according to rules discussed under the heading “Sale or Other Taxable Disposition of Shares, Warrants and Warrant Shares,” below. Any dividends paid to a Non-U.S. Holder with respect to Shares or Warrant Shares generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty if the Non-U.S. Holder provides us with a properly executed IRS Form W-8BEN or W-8BEN-E, unless the Non-U.S. Holder provides us with a properly executed IRS Form W-8ECI (or other applicable form) relating to income effectively connected with the conduct of a trade or business within the U.S. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless choose to withhold any U.S. federal income tax on the distribution as permitted by Treasury Regulations. If we are a USRPHC (as defined below) and we do not qualify for the Regularly Traded Exception (as defined below), distributions which constitute a return of capital will be subject to withholding tax unless an application for a withholding certificate is filed to reduce or eliminate such withholding.

Dividends that are effectively connected with the conduct of a trade or business within the U.S. and includible in the Non-U.S. Holder’s gross income are not subject to the withholding tax (assuming proper certification and disclosure), but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Shares or Warrant Shares who wishes to claim the benefit of an applicable treaty rate or exemption is required to satisfy certain certification and other requirements. If a Non-U.S. Holder is eligible for an exemption from or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Other Taxable Disposition of Shares, Warrants and Warrant Shares

In general, a Non-U.S. Holder of Shares, Warrants or Warrant Shares will not be subject to U.S. federal income tax on gain recognized from a sale, exchange, or other taxable disposition of such Shares, Warrants or Warrant Shares, unless:

•	the gain is effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder (and, where an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to tax on the net gain from the sale at regular graduated U.S. federal income tax rates, and if the Non-U.S. Holder is a corporation, may be subject to an additional U.S. branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty;

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the gain from the sale, which may be offset by U.S. source capital losses; or

•	we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the Non-U.S. Holder’s holding period or the 5-year period ending on the date of disposition of Shares, Warrants or Warrant Shares; provided, with respect to the Shares and Warrant Shares, that as long as our common stock is regularly traded on an established securities market as determined under the Treasury Regulations (the “Regularly Traded Exception”), a Non-U.S. Holder would not be subject to taxation on the gain on the sale of Shares or Warrant Shares under this rule unless the Non-U.S. Holder has owned: (i) more than 5% of our common stock at any time during such 5-year or shorter period; (ii) Warrants with a fair market value on the date acquired by such holder greater than the fair market value on that date of 5% of our common stock; or (iii) our aggregate equity securities with a fair market value on the date acquired in excess of 5% of the fair market value of the our common stock on such date (in any case, a “5% Shareholder”). Since the Warrants are not expected to be listed on a securities market, the Warrants are unlikely to qualify for the Regularly Traded Exception and would thus likely be subject to taxation on any gain if sold, exchanged, or otherwise disposed of. In determining whether a Non-U.S. Holder is a 5% Shareholder, certain attribution rules apply in determining ownership for this purpose. Non-U.S. Holders should be aware that we believe we currently are, and expect to continue to be for the foreseeable future, a USRPHC. Our common stock currently trades on the OTCQB. At this time, it is uncertain whether our common stock will continue to be considered as being regularly traded on an established securities market in the U.S. Accordingly, we can provide no assurances that the Shares, Warrants or Warrant Shares will meet the Regularly Traded Exception at the time a Non-U.S. Holder purchases such securities or sells, exchanges or otherwise disposes of such securities. Non-U.S. Holders should consult with their own tax advisors regarding the consequences to them of investing in a USRPHC. As a USRPHC, a Non-U.S. Holder will be taxed as if any gain or loss were effectively connected with the conduct of a trade or business as described above in “Dividends” in the event that (i) such holder is a 5% Shareholder, or (ii) the Regularly Traded Exception is not satisfied during the relevant period.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to Non-U.S. Holders the amount of dividends paid on the Shares and Warrant Shares to Non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of dividends that we make, provided we receive a statement meeting certain requirements to the effect that the Non-U.S. Holder is not a U.S. person and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. The requirements for the statement will be met if (1) the Non-U.S. Holder provides its name, address and U.S. taxpayer identification number, if any, and certifies, under penalty of perjury, that it is not a U.S. person (which certification may be made on IRS Form W-8BEN or W-8BEN-E) or (2) a financial institution holding the instrument on behalf of the Non-U.S. Holder certifies, under penalty of perjury, that such statement has been received by it and furnishes us or our paying agent with a copy of the statement. In addition, a Non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of a sale of Shares, Warrants and Warrant Shares within the U.S. or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the Non-U.S. Holder otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Rules Relating to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code, the Treasury Regulations promulgated thereunder and other official guidance (commonly referred to as “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on Shares or Warrant Shares paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, reporting and withholding obligations, (2) the non- financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which the Shares or Warrant Shares is held will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Future Treasury Regulations or other official guidance may modify these requirements.

Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of dividends on the Shares or Warrant Shares. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of the Shares, Warrants or Warrant Shares, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds. The preamble to these proposed regulations indicates that taxpayers may rely on them pending their finalization. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable income tax treaty with the United States or U.S. domestic law. We will not pay additional amounts to holders of Shares, Warrants or Warrant Shares in respect of amounts withheld.

Prospective investors should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in Shares, Warrants or Warrant Shares.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder (the “Regulations”) generally applicable to a person who acquires Shares and Warrants and Warrant Shares on exercise of Warrants as beneficial owner pursuant to the Offering and who, at all relevant times and for purposes of the Tax Act: (i) will acquire and hold the Shares, Warrants and Warrant Shares as capital property, and (ii) deals at arm’s length and is not affiliated with the Company or the Underwriters (a “Holder”).

Generally, Shares, Warrants and Warrant Shares will be considered to be capital property to a Holder, provided the Holder does not acquire or hold the Shares, Warrants and Warrant Shares in the course of carrying on a business of trading or dealing in securities or as part of one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (i) with respect to which the Company is or will be, at any time, a “foreign affiliate” within the meaning of the Tax Act, (ii) that is a “financial institution” for the purposes of the mark-to-market rules contained in the Tax Act, (iii) an interest in which is a “tax shelter” or a “tax shelter investment,” each as defined in the Tax Act, (iv) that is a “specified financial institution” as defined in the Tax Act, (v) which has made a “functional currency” reporting election under section 261 of the Tax Act to report the holder’s “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian currency, or (vi) that has entered, or will enter, into a “derivative forward agreement” or “synthetic disposition arrangement” (as those terms are defined in the Tax Act), with respect to the Shares, Warrants or Warrant Shares, or (vii) that is a corporation resident in Canada, and is, or becomes, or does not deal at arm’s length with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of Units or Warrant Shares, controlled by a non-resident person or group of non-resident persons that do not deal with each other at arm's length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Any such Holder should consult its own tax advisor with respect to the income tax considerations applicable to it in respect of acquiring, holding and disposing of the Shares, Warrants or Warrant Shares acquired pursuant to the Offering.

This summary is based on the current provisions of the Tax Act and the Regulations in force on the date hereof, all specific proposals to amend the Tax Act or the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and counsel’s understanding of the current administrative practices and assessing policies of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof. This summary assumes that the Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or in the administrative practices or assessing policies of CRA, whether by legislative, governmental, administrative or judicial decision or action, nor does it take into account or consider any provincial, territorial or foreign income tax considerations, which may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Units. The following description of income tax matters is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder. Holders are urged to consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.

Currency Conversion

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Shares, Warrants and Warrant Shares (including dividends, adjusted cost base and proceeds of disposition) must generally be expressed in Canadian dollars. Amounts denominated in any other currency must be converted into Canadian dollars generally based on the exchange rate quoted by the Bank of Canada on the date such amounts arise or such other rate of exchange as is acceptable to the Minister of National Revenue (Canada).

Allocation of Offering Price

The Offering Price must be allocated on a reasonable basis between the Share and the one-half of one Warrant comprising a Unit to determine the cost of each to the Holder for purposes of the Tax Act. For its purposes, the Company intends to allocate $ of the Offering Price as consideration for the issue of each Share and $ of the Offering Price as consideration for the issue of each one-half of one Warrant acquired as part of a Unit.

The Company believes that such allocation is reasonable but such allocation will not be binding on the CRA or a Holder, and counsel expresses no opinion with respect to such allocation. A Holder’s adjusted cost base of a Share acquired as part of a Unit will be determined by averaging the cost of such Share with the adjusted cost base of all shares of common stock of the Company held by the Holder as capital property immediately before such acquisition.

Exercise of Warrants

A Holder will not realize a gain or loss upon the exercise of a Warrant to acquire a Warrant Share. When a Warrant is exercised, the Holder’s cost of the Warrant Share acquired thereby will be equal to the aggregate of the Holder’s adjusted cost base of such Warrant and the exercise price paid for the Warrant Share. The Holder’s adjusted cost base of the Warrant Share so acquired will be determined by averaging the cost of the Warrant Share with the adjusted cost base to the Holder of all shares of common stock of the Company held as capital property immediately before the acquisition of the Warrant Share.

Holders Resident in Canada

The following portion of this summary applies to a Holder who, for the purposes of the Tax Act, is or is deemed to be resident in Canada at all relevant times (a “Resident Holder”).

Expiry of Warrants

The expiry of an unexercised Warrant generally will result in a capital loss to the Resident Holder equal to the adjusted cost base of the Warrant to the Resident Holder immediately before its expiry. The tax treatment of capital gains and capital losses is discussed in greater detail below under the heading “Capital Gains and Capital Losses”.

Dividends

Dividends received or deemed to be received on the Shares or Warrant Shares will be included in computing a Resident Holder’s income, including amounts deducted for U.S. withholding tax. Dividends received on the Shares or Warrant Shares by a Resident Holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Tax Act normally applicable to “taxable dividends” received from a “taxable Canadian corporation” (as defined in the Tax Act). A Resident Holder that is a corporation will be required to include dividends received on the Shares or Warrant Shares in computing its income and will not be entitled to deduct the amount of such dividends in computing its taxable income.

To the extent that U.S. withholding tax is payable by a Resident Holder in respect of any dividends received on the Shares or Warrant Shares, the Resident Holder may be eligible for a foreign tax credit or deduction under the Tax Act to the extent and under the circumstances described in the Tax Act. Resident Holders should consult their own tax advisors regarding the availability of a foreign tax credit or deduction, having regard to their particular circumstances.

Disposition of Shares, Warrants and Warrant Shares

A Resident Holder who disposes, or is deemed to dispose, of a Share, a Warrant (other than on the exercise thereof) or a Warrant Share generally will realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base to the Resident Holder of such Shares, Warrants or Warrant Shares, as the case may be, immediately before the disposition or deemed disposition. The taxation of capital gains and losses is generally described below under the heading “Capital Gains and Capital Losses”.

Capital Gains and Capital Losses

Generally, a Resident Holder is required to include in computing income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by the Resident Holder in such taxation year. Subject to and in accordance with the rules contained in the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a particular taxation year against taxable capital gains realized by the Resident Holder in the year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

U.S. tax, if any, levied on any gain realized on a disposition of a Share, Warrant or Warrant Share may be eligible for a foreign tax credit under the Tax Act to the extent and under the circumstances described in the Tax Act. Resident Holders should consult their own tax advisors with respect to the availability of a foreign tax credit, having regard to their particular circumstances.

Alternative Minimum Tax

Generally, a Resident Holder that is an individual (other than certain trusts) that realizes a capital gain on the disposition or deemed disposition of Shares, Warrants or Warrant Shares may be liable for minimum tax under the Tax Act. Resident Holders that are individuals should consult their own tax advisors in this regard.

Offshore Investment Fund Property Rules

The Tax Act contains provisions (the “OIF Rules”) which, in certain circumstances, may require a Resident Holder to include an amount in income in each taxation year in respect of the acquisition and holding of the Shares or Warrants if (1) the value of such Shares or Warrants may reasonably be considered to be derived, directly or indirectly, primarily from portfolio investments in: (i) shares of the capital stock of one or more corporations, (ii) indebtedness or annuities, (iii) interests in one or more corporations, trusts, partnerships, organizations, funds or entities, (iv) commodities, (v) real estate, (vi) Canadian or foreign resource properties, (vii) currency of a country other than Canada, (viii) rights or options to acquire or dispose of any of the foregoing, or (ix) any combination of the foregoing, which we collectively refer to as “Investment Assets;” and (2) it may reasonably be concluded that one of the main reasons for the Resident Holder acquiring, holding or having the Shares or Warrants was to derive a benefit from portfolio investments in Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such Investment Assets for any particular year are significantly less than the tax that would have been applicable under Part I of the Tax Act if the income, profits and gains had been earned directly by the Resident Holder.

In making the determination under point (2) in the preceding paragraph, the OIF Rules provide that regard must be had to all of the circumstances, including (i) the nature, organization and operation of any non-resident entity, including the Company, and the form of, and the terms and conditions governing, the Resident Holder’s interest in, or connection with, any such non-resident entity, (ii) the extent to which any income, profit and gains that may reasonably be considered to be earned or accrued, whether directly or indirectly, for the benefit of any non-resident entity, including the Company, are subject to an income or profits tax that is significantly less than the income tax that would be applicable to such income, profits and gains if they were earned directly by the Resident Holder, and (iii) the extent to which any income, profits and gains of any non-resident entity, including the Company, for any fiscal period are distributed in that or the immediately following fiscal period.

If applicable, the OIF Rules generally require a Resident Holder to include in the Resident Holder’s income for each taxation year in which such Resident Holder owns the Shares or Warrants the amount, if any, by which (i) the total of all amounts each of which is the product obtained when the Resident Holder’s “designated cost” (as defined in the Tax Act) of the Shares or Warrants at the end of a month in the year is multiplied by 1/12 of the aggregate of the prescribed rate of interest for the period including that month plus two percentage points exceeds (ii) any dividends or other amounts included in computing such Resident Holder’s income for the year (other than a capital gain) from the Shares or Warrants determined without reference to the OIF Rules. Any amount required to be included in computing a Resident Holder’s income in respect of the Shares or Warrants under these provisions will be added to the adjusted cost base and the designated cost of the Shares or Warrants to the Resident Holder.

The CRA has taken the position that the term “portfolio investment” should be given a broad interpretation. Notwithstanding this interpretation, we do not believe that the value of the Shares or Warrants should be regarded as being derived, directly or indirectly, primarily from portfolio investments in Investment Assets, though the CRA may take a different view. However, if the term “portfolio investment” should be given a broad interpretation, and even if the value of the Shares or Warrants may reasonably be considered to be derived, directly or indirectly, primarily from portfolio investments in Investment Assets, the OIF Rules will apply to a Resident Holder only if it is reasonable to conclude that one of the main reasons for the Resident Holder acquiring, holding or having the Shares or Warrants was to derive a benefit from Investment Assets in such a manner that the taxes, if any, on the income, profits and gains from such Investment Assets for any particular year are significantly less than the tax that would have been applicable under Part I of the Tax Act if the income, profits and gains had been earned directly by the Resident Holder.

The OIF Rules are complex and their application will potentially depend, in part, on the reasons for a Resident Holder acquiring, holding or having the Shares and Warrants. Resident Holders are urged to consult their own tax advisors regarding the application and consequences of the OIF Rules in their particular circumstances.

Additional Refundable Tax

A Resident Holder that is, throughout its taxation year, a “Canadian-controlled private corporation” (as defined in the Tax Act) or a “substantive CCPC” (as defined in the Proposed Amendments released by the Minister of Finance (Canada) on August 9, 2022) may be subject to pay a refundable tax on its “aggregate investment income” (as defined in the Tax Act), including taxable capital gains and certain dividends. Resident Holders are advised to consult their own tax advisors regarding the possible implications of these Proposed Amendments in their particular circumstances.

Foreign Property Information Reporting

In general, a Resident Holder that is a “specified Canadian entity” (as defined in the Tax Act) for a taxation year or a fiscal period and whose total “cost amount” of “specified foreign property” (each as defined in the Tax Act), including the Shares and Warrants, at any time in the year or fiscal period exceeds C$100,000 will be required to file an information return with the CRA for the taxation year or fiscal period disclosing certain prescribed information in respect of such property. Subject to certain exceptions, a taxpayer resident in Canada, other than a corporation or trust exempt from tax under Part I of the Tax Act, will be a “specified Canadian entity,” as will certain partnerships. The Shares and Warrants will be “specified foreign property” to a Resident Holder. Penalties may apply where a Resident Holder fails to file the required information return in respect of such Resident Holder’s “specified foreign property” on a timely basis in accordance with the Tax Act.

The reporting rules in the Tax Act relating to “specified foreign property” are complex and this summary does not purport to address all circumstances in which reporting may be required by a Resident Holder. Resident Holders should consult their own tax advisors regarding the reporting rules contained in the Tax Act.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus supplement is deemed, as of the date hereof, to be incorporated by reference into the accompanying base prospectus solely for the purpose of offering the Units. Other documents are also incorporated, or are deemed to be incorporated, by reference into the accompanying base prospectus, and reference should be made to the accompanying base prospectus for full particulars thereof.

The following documents which have been filed by us with the SEC and with securities commissions or similar authorities in Canada, are also specifically incorporated by reference into, and form an integral part of the accompanying base prospectus, as supplemented by this prospectus supplement (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 of any Current Report on Form 8-K):

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, that we filed with the SEC on March 17, 2022;

(b)	our Quarterly Report on Form 10-Q for the three month period ended March 31, 2022 that we filed with the SEC on May 9, 2022;

(c)	our Quarterly Report on Form 10-Q for the six month period ended June 30, 2022 that we filed with the SEC on August 8, 2022;

(d)	our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 2022 that we filed with the SEC on November 14, 2022;

(e)	our proxy statement on Schedule 14A that we filed with the SEC on August 29, 2022;

(f)	Exhibits 99.1, 99.2 and 99.3 of our Current Report on Form 8-K/A as filed on July 7, 2022, which report contains the audited consolidated financial statements of CR Reward as of and for the year ended December 31, 2021 and 2020, the related notes thereto and the report of the independent accounting firm, as Exhibit 99.1, the unaudited condensed consolidated financial statements of CR Reward as at and for the period ended March 31, 2022 and the related notes thereto, as Exhibit 99.2, and the unaudited pro forma condensed combined financial information of the Company, giving effect to the acquisition of CR Reward, which includes the unaudited pro forma condensed combined balance sheet as of March 31, 2022 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2021 and for the three months ended March 31, 2022 and the related notes, as Exhibit 99.3;

(g)	our Current Reports on Form 8-K as filed on April 27, 2022, June 16, 2022, July 7, 2022, September 19, 2022, September 30, 2022 and January ___, 2023; and

(h)	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 13, 2012, including any amendment or report filed for purposes of updating such description

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement but before the end of the offering of the securities made by this prospectus supplement and the accompanying base prospectus shall be incorporated by reference in the accompanying base prospectus, as supplemented by this prospectus supplement, from the date of filing of such documents. Information that we file later with the SEC and prior to the completion of the offering of securities made by this prospectus supplement and the accompanying base prospectus will automatically update information in this prospectus supplement and the accompanying base prospectus. In all cases, you should rely on the information we file later with the SEC over different information included in this prospectus supplement and the accompanying base prospectus.

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You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described under the section entitled “Where to Find Additional Information.” You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part, at no cost, by writing to or telephoning:

AUGUSTA GOLD CORP.

Suite 555 – 999 Canada Place

Vancouver, British Columbia

Attention: Purni Parikh, Senior Vice President, Corporate Affairs

Telephone: (604) 687-1717

You should rely only on the information provided or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus. You should not assume that the information in this prospectus supplement, the accompanying base prospectus, any free writing prospectus or any document incorporated herein or therein, is accurate as of any date other than the date on the front cover of the applicable document.

LEGAL MATTERS

Certain legal matters relating to the securities offered pursuant to this prospectus supplement will be passed upon for us by Cassels Brock & Blackwell LLP, as to Canadian legal matters, and Dorsey & Whitney LLP, as to U.S. legal matters, and for the Underwriters by Borden Ladner Gervais LLP, as to Canadian legal matters, and Nauth LPC, as to U.S. legal matters.

EXPERTS

The consolidated financial statements of Augusta Gold as of December 31, 2021 and 2020 and for each of the two years ended December 31, 2021 and 2020 included in our annual report on Form 10-K which is incorporated herein by reference, have been audited by Davidson & Company LLP, independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CR Reward as of and for the year ended December 31, 2021 and 2020, included in our current report on Form 8-K/A which is incorporated herein by reference, have been audited by Davidson & Company LLP, independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Information relating to the Company’s Bullfrog Gold Project contained herein and incorporated herein by reference is derived from the technical report entitled “S-K 1300 Technical Report, Mineral Resource Estimate, Bullfrog Gold Project, Nye County, Nevada” with an effective date of December 31, 2021 and an issue date of March 16, 2022 prepared by Russ Downer, P. Eng. and Adam House, MMSA QP, each of whom is a qualified person under S-K 1300 (of the United States Securities and Exchange Commission) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors. Information relating to the Company’s Reward Gold Project contained herein and incorporated herein by reference is derived from the technical report entitled “Mineral Resource Estimate for the Reward Project, Nye County, Nevada, USA” with an effective date of May 31, 2022 and a signing date of June 29, 2022 prepared by Michael Dufresne, M.Sc., P. Geol., P. Geo. and Timothy D. Scott, BA.Sc., RM SME, each of whom is a qualified person under S-K 1300 (of the United States Securities and Exchange Commission) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors. None of the above experts has a direct or indirect interest in the Company, the properties of the Company or of any affiliate of the Company.

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No expert or counsel named in this prospectus supplement or the accompanying base prospectus as having prepared or certified any part of this prospectus supplement or the accompanying base prospectus or having given an opinion upon legal matters in connection with the registration or offering of the Units was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE TO FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials we have filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov. In addition, we maintain a website that contains information about us, including our SEC filings, at www.augustagold.com. The information contained on our website does not constitute a part of this prospectus supplement, the accompanying base prospectus, the Canadian Prospectus or any other report or documents we file with or furnish to the SEC or with the securities regulatory authorities in Canada.

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AUGUSTA GOLD CORP.

$200,000,000 Shares of Common Stock Shares of Preferred Stock Warrants Subscription Receipts Units

Augusta Gold Corp. (the “Company”) may offer and sell, from time to time, up to $200,000,000 aggregate initial offering price of shares of common stock, par value $0.0001, in the capital of the Company (which we refer to herein as “Common Stock”), shares of preferred stock, par value $0.0001, in the capital of the Company (which we refer to herein as “Preferred Stock”), warrants to purchase shares of Common Stock or Preferred Stock (which we refer to herein as “Warrants”), subscription receipts for Common Stock, Preferred Stock, Warrants or any combination thereof (which we refer to herein as “Subscription Receipts”) or any combination thereof (which we refer to herein as “Units”) in one or more transactions under this base prospectus (which we refer to herein as the “prospectus”). This prospectus also covers (i) Common Stock that may be issued upon the conversion of Preferred Stock, (ii) Common Stock and Preferred Stock that may be issued upon exercise of Warrants or conversion of Subscription Receipts and (iii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder, including, in each case, an indeterminate number of Common Stock and Preferred Stock that may be issued pursuant to anti-dilution or adjustment provisions in Preferred Stock, Warrants or Subscription Receipts issuable hereunder.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement (which we refer to herein as the “prospectus supplement”) that describes specific information about the particular securities being offered and may add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with any additional information which is incorporated by reference into this prospectus. This prospectus may not be used to offer or sell securities without the prospectus supplement which includes a description of the method and terms of that offering.

We may sell the securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our Common Stock is listed on the Toronto Stock Exchange (the “TSX”) under the symbol “G” and is quoted for trading on the OTCQB under the symbol “AUGG”. On August 17, 2022, the last reported sales price of our Common Stock on the TSX was C$1.93 and the closing quote on the OTCQB was $1.49. There is currently no market through which the securities, other than the Common Stock, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities, other than the Common Stock, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. See “Risk Factors”.

Investing in our securities involves risks. See “Risk Factors” beginning on page 5.

These securities have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED AUGUST 18, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $200,000,000. This prospectus provides you with a general description of the securities that we may offer. The specific terms of the securities in respect of which this prospectus is being delivered will be set forth in a prospectus supplement and may include, where applicable: (i) in the case of Common Stock, the number of shares of Common Stock offered, the offering price and any other specific terms of the offering; (ii) in the case of Preferred Stock, the number of shares of Preferred Stock offered, the designation and class of the Preferred Stock, the offering price, any dividend terms and rates, conversion terms and conversion price and any other specific terms of the Preferred Stock and offering; (iii) in the case of Warrants, the designation, number and terms of the Common Stock or Preferred Stock purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iv) in the case of Subscription Receipts, the designation, number and terms of the Common Stock, Preferred Stock or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (v) in the case of Units, the designation, number and terms of the Common Stock, Preferred Stock, Warrants or Subscription Receipts comprising the Units. A prospectus supplement may include specific variable terms pertaining to the securities that are not within the alternatives and parameters set forth in this prospectus.

In connection with any offering of the securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information”.

Owning securities may subject you to tax consequences in the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to “$” are to United States dollars.

Unless otherwise indicated, any reference to “Augusta Gold”, or as “we”, “us”, “our” or “the Company” refers to Augusta Gold Corp. and its consolidated subsidiaries.

ii

CURRENCY AND EXCHANGE RATES

References to CDN or C$ refer to Canadian currency and USD or $ refer to United States currency.

The following table sets forth the rate of exchange for the Canadian dollar, expressed in United States dollars in effect at the end of the periods indicated, the average of exchange rates in effect during such periods, and the high and low exchange rates during such periods based on the noon rate of exchange as reported by the Bank of Canada for conversion of Canadian dollars into United States dollars.

	Year Ended December 31
Canadian Dollars to U.S. Dollars	2021 US$	2020 US$	2019 US$
Rate at end of period	0.7888	0.7854	0.7699
Average rate for period	0.7980	0.7461	0.7537
High for period	0.8306	0.7863	0.7699
Low for period	0.7727	0.6898	0.7353

iii

SUMMARY

The following highlights certain information contained elsewhere in this prospectus. It does not contain all the details concerning the offering, including information that may be important to you. You should carefully review this entire prospectus including the section entitled “Risk Factors” and the financial statements incorporated herein by reference. See “Documents Incorporated by Reference” and “Where You Can Find More Information.”

General Corporate Overview

Augusta Gold is an exploration stage gold company focused on building a long-term business that delivers stakeholder value through developing the Company’s Reward and Bullfrog gold projects and pursuing accretive merger and acquisition opportunities. The Company owns, controls or has acquired mineral rights on federal patented and unpatented mining claims in the State of Nevada for the purpose of exploration and potential development of gold, silver, and other metals. The Company plans to review opportunities and acquire additional mineral properties with current or historic precious and base metal mineralization with meaningful exploration potential. At present, we are in the exploration stage and do not mine, produce or sell any mineral products and we do not currently generate cash flows from mining operations.

The Bullfrog Gold Project is located approximately 120 miles north-west of Las Vegas, Nevada and 4 miles west of Beatty, Nevada. The Company controls mineral rights including the Bullfrog and Montgomery-Shoshone deposits and has further identified significant additional mineralization around the existing pits and defined several exploration targets that could further enhance the Bullfrog Gold Project. The Bullfrog Gold Project has measured mineral resources of 526,680 oz gold grading 0.54 g/t gold, indicated mineral resources of 682,610 oz gold grading 0.52 g/t gold and inferred mineral resources of 257,900 oz gold grading 0.48 g/t gold. See “Part I - Item 2 - Properties” in our Annual Report on Form 10-K, which is incorporated herein by reference, for a further description of the Bullfrog Gold Project.

The Reward Gold Project is a low-risk heap leach project with all major permits located only seven miles from the Company’s Bullfrog Gold Project in Nye County, Nevada. The Reward Gold Project has measured mineral resources of 169,900 oz gold grading 0.86 g/t gold, indicated mineral resources of 256,800 oz gold grading 0.69 g/t gold and inferred mineral resources of 27,100 oz gold grading 0.68 g/t gold. The Reward Gold Project has ample water rights and sufficient water supply for the current mine plan. Shared infrastructure between the Reward Gold Project and the Bullfrog Gold Project are expected to provide meaningful synergies for the Company.

The Company is led by a management team and board of directors with a proven track record of success in financing and developing mining assets and delivering shareholder value.

Augusta Gold Corp. was incorporated under the laws of the State of Delaware on July 23, 2007 as Kopr Resources Corp. On July 21, 2011, the Company changed its name to “Bullfrog Gold Corp.” On January 26, 2021, the Company changed its name to “Augusta Gold Corp.” and completed a consolidation of its shares of Common Stock on the basis of one (1) new share of Common Stock for every six (6) old shares of Common Stock (the “Consolidation”).

Recent Development of the Business

On June 13, 2022, the Company completed the acquisition of the outstanding membership interests (collectively, the “CR Interests”) of CR Reward LLC, a wholly-owned subsidiary of Waterton (“CR Reward”), pursuant to a membership interest purchase agreement (the “Reward Agreement”) with Waterton Nevada Splitter, LLC (“Waterton”). CR Reward holds the Reward Project located seven miles from the Company’s Bullfrog Project in Nevada.

The CR Interests were acquired for the following consideration:

(a)	$12,500,000 in cash (the “Closing Payment”) paid at the closing; plus
(b)	the issuance of 7,800,000 shares of Common Stock at the closing (the “Initial Payment Shares”) at a deemed price per share of $1.33, with the aggregate value of the Initial Payment Shares of $10,374,000 being the “Initial Share Value”; plus
(c)	such combination of cash and Common Stock, determined as described below, as have an aggregate value of $15,000,000 less the Initial Share Value (the “Second Payment”) to be paid by the date described below; plus
(d)	$17,500,000 in cash (the “Deferred Payment”) to be paid by the date that is 90 days following the closing (the “Deferred Payment Deadline”).

The Second Payment must be satisfied on or before the earlier of (in any case, the “Second Payment Date”): (A) the business day on which the Company completes any debt or equity financing (in any case, the “Financing”) and (B) the Deferred Payment Deadline.

If the price at which securities are sold by the Company under the Financing (in any case, the “Financing Price”) (i) is less than C$1.70, the Second Payment shall be satisfied by such combination of cash and Common Stock as may be determined by Waterton in its sole discretion; and (ii) is C$1.70 or greater, the Second Payment shall be satisfied by such combination of cash and Common Stock as may be determined by the Company in its sole discretion. Any Common Stock issued pursuant to the Second Payment shall be issued at a deemed price per share equal to the United States dollar equivalent (based on the Currency Exchange Rate on the business day immediately preceding the closing date of the Financing) of the Financing Price. The aggregate value of the Initial Share Value and the Second Payment shall be $15,000,000.

The obligation of the Company to pay the Deferred Payment was secured by a Deed of Trust and related financing statement pursuant to which the Company granted to Waterton a first-priority, perfected security interest running with the mineral properties held by CR Reward.

The Company’s principal executive offices are located at Suite 555-999 Canada Place, Vancouver, BC V6C 3E1, the Company’s telephone number is (604) 687-1717 and the Company’s Internet website address is www.augustagold.com.  The information on the Company’s website is not a part of, or incorporated in, this prospectus.

The Securities being Offered under this Prospectus

We may offer the Common Stock, Preferred Stock, Warrants, Subscription Receipts or Units with a total value of up to $200,000,000 from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	original issue discount, if any;

•	rates and times of payment of dividends, if any;

•	redemption, conversion or exchange terms, if any;

•	conversion or exchange prices, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices and in the securities or other property receivable upon conversion or exchange;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States federal income tax considerations.

A prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not described in this prospectus.

Common Stock

We may issue shares of our Common Stock from time to time. The holders of our Common Stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Our directors are divided into three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of Preferred Stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

We may issue shares of our Preferred Stock from time to time, in one or more series. Our board of directors will determine the rights, preferences, privileges, and restrictions of the Preferred Stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible Preferred Stock will be convertible into our Common Stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates. If we sell any series of Preferred Stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges, and restrictions of the Preferred Stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of Preferred Stock we are offering before or concurrent with the issuance of the related series of Preferred Stock. We urge you to read the applicable prospectus supplement related to the series of Preferred Stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of Preferred Stock.

Warrants

We may issue Warrants for the purchase of Common Stock or Preferred Stock in one or more series. We may issue Warrants independently or together with Common Stock or Preferred Stock, and the Warrants may be attached to or separate from these securities. We will evidence each series of Warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of Warrants.

In this prospectus, we have summarized certain general features of the Warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of Warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the Warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, and/or warrant certificate containing the terms of the Warrants we are offering before or concurrent with the issuance of the Warrants.

Subscription Receipts

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Stock, Preferred Stock, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between us and an escrow agent, which will establish the terms and conditions of the Subscription Receipts. Each escrow agent will be a financial institution organized under the laws of the United States or Canada or a state or province thereof and authorized to carry on business as a trustee.

In this prospectus, we have summarized certain general features of the Subscription Receipts. We urge you, however, to read any prospectus supplement related to Subscription Receipts being offered, as well as the complete subscription receipt agreement. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of subscription receipt agreement containing the terms of the Subscription Receipts we are offering before or concurrent with the issuance of the Subscription Receipts.

Units

We may issue Units consisting of Common Stock, Preferred Stock, and/or Warrants and/or Subscription Receipts for the purchase of Common Stock or Preferred Stock in one or more series. In this prospectus, we have summarized certain general features of the Units. We urge you, however, to read the applicable prospectus supplement related to the series of Units being offered, as well as the unit agreements that contain the terms of the Units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement, if any, and any supplemental agreements that describe the terms of the series of Units we are offering before or concurrent with the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk.  You should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2021, which report is incorporated by reference in this prospectus, together with all of the other information included in this prospectus or incorporated by reference herein, including any documents subsequently filed and incorporated by reference, before making an investment decision with regard to our securities. See “Documents Incorporated by Reference” and “Where You Can Find More Information” below.

The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer.

Summary of Risk Factors

The following is a short description of the risks and uncertainties you should carefully consider in evaluating our business and us which are more fully described in our annual report on Form 10-K for the fiscal year ended December 31, 2021, which report is incorporated by reference in this prospectus. The factors listed below and in the annual report, represent certain important factors that we believe could cause our business results to differ. These factors are not intended to represent a complete list of the general or specific risks that may affect us. It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected.

Risks Related to our Financial Condition

•	We have a history of losses and expect to continue to incur losses in the future.

•	We have negative operating cash flow.

•	We have a limited operating history on which to base an evaluation of our business and prospects.

•	We may need to obtain additional financing to fund our exploration programs.

•	Increased costs could affect our financial condition.

Risks Related to our Operations

•	We may not be able to get the required permits at the Bullfrog Gold Project in a timely manner or at all.

•	We are a junior gold exploration company with no mining operations, and we may never have any mining operations in the future.

•	Difficulties we may encounter managing our growth could adversely affect our results of operations.

•	If we lose key personnel or are unable to attract and retain additional qualified personnel, we may not be able to successfully manage our business and achieve our objectives.

•	The outbreak of the coronavirus pandemic may impact the Company’s plans and activities.

Risks Related to Mining

•	The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses.

•	Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure.

•	Our exploration activities on our properties may not be commercially successful, which could lead us to abandon our plans to develop our properties and our investments in exploration.

•	The volatility of the price of gold and silver could adversely affect our future operations and, if warranted, our ability to develop our properties.

•	We are subject to significant governmental regulations, which affect our operations and costs of conducting our business.

•	Our property titles may be challenged. We are not insured against any challenges, impairments or defects to our mineral claims or property titles. We have not fully verified title to our properties.

•	Possible amendments to the General Mining Law could make it more difficult or impossible for us to execute our business plan.

•	Market forces or unforeseen developments may prevent us from obtaining the supplies and equipment necessary to explore for gold and other minerals.

•	We may not be able to maintain the infrastructure necessary to conduct exploration activities.

•	Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

•	Our relationship with the communities in which we operate impacts the future success of our operations.

•	Newly adopted rules regarding mining property disclosure by companies reporting with the SEC may result in increased operating and legal costs.

General Risks

•	Our business is subject to evolving corporate governance and public disclosure regulations that have increased both our compliance costs and the risk of non-compliance, which could have an adverse effect on our stock price.

•	We are required to comply with Canadian securities regulations and are subject to additional regulatory scrutiny in Canada.

•	Our stock price may be volatile.

•	We have never paid nor do we expect in the near future to pay dividends.

•	Broker-dealers may be discouraged from effecting transactions in shares of Common Stock because they are considered a penny stock and are subject to the penny stock rules.

•	Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

•	We are dependent upon information technology systems, which are subject to disruption, damage, failure and risks associated with implementation and integration.

Updated Risk Factors

The following risk factors are updated from those appearing in our annual report on Form 10-K:

Our Bullfrog and Reward Gold Projects are in the exploration stage.

Both the Bullfrog Gold Project and the Reward Gold Project have estimated mineral resources, but there has not been a mineral reserve estimation in accordance with S-K 1300 for either property. There is no assurance that we can establish the existence of any mineral reserves on the Bullfrog Gold Project or the Reward Gold Project in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from the projects and if we do not do so, we will lose all of the funds that we expend on exploration.  If we do not discover any mineral reserves in a commercially exploitable quantity, the exploration component of our business could fail.

The probability of an individual prospect ever having a “reserve” that meets the requirements of the SEC’s S-K 1300 standards is extremely remote.  Even if we do eventually discover a mineral reserve on our projects, there can be no assurance that they can be developed into producing mines and extract those minerals.  Both mineral exploration and development involve a high degree of risk and few mineral properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the mineral deposit to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices.  Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

We cannot be assured that either the Bullfrog Gold Project or the Reward Gold Project are feasible or that a feasibility study will accurately forecast economic results.

The Bullfrog Gold Project and the Reward Gold Project are our principal assets. Our future profitability depends largely on the economic feasibility of these projects. The results of our feasibility study may not be as favorable as the results of our prior technical reports. There can be no assurance that mining processes and results including potential gold production rates, revenue, capital and operating costs including taxes and royalties will not vary unfavorably from the estimates and assumptions included in such feasibility studies.

The Bullfrog Gold Project and the Reward Gold Project each require substantial capital investment and we may be unable to raise sufficient capital on favorable terms or at all.

The exploration and, if warranted, development and operation of the Bullfrog Gold Project and/or the Reward Gold Project will require significant capital. Our ability to raise sufficient capital and/or secure a development partner on satisfactory terms, if at all, will depend on several factors, including acquisition of the requisite permits, macroeconomic conditions, and future gold prices. Uncontrollable factors or other factors such as lower gold prices, unanticipated operating or permitting challenges, perception of environmental impact or, illiquidity in the debt markets or equity markets, could impede our ability to finance the Bullfrog Gold Project or the Reward Gold Project on acceptable terms, or at all, including the cost of such capital and other conditions of financing arrangements that impose restrictive covenants and security interests that may affect the Company’s ability to operate as intended and ultimately its ability to continue as a going concern.

Any material changes in resource/reserve estimates and grades will affect the economic viability of placing a property into production and a property’s return on capital.

As we have not completed feasibility studies on our Bullfrog Gold Project or our Reward Gold Project and have not commenced actual production, resource estimates may require adjustments or downward revisions.  In addition, the grade ultimately mined, if any, may differ from that indicated by our technical reports and drill results. Minerals recovered in small scale tests may not be duplicated in large scale tests under existing on-site conditions or in production scale.

The mineral resource estimates contained in our reports have been determined based on assumed future prices, cut-off grades and operating costs that may prove to be inaccurate.  Extended declines in market prices for gold or silver may render portions of our mineral resources uneconomic and result in reduced reported mineralization or adversely affect any commercial viability determinations we may reach. Any material reductions in estimates of mineral resources, or of our ability to extract mineral resources, could have a material adverse effect on our share price and the value of our properties.

Payment of the remaining amounts due and payable to Waterton for the acquisition of the Reward Gold Project is secured by the mineral properties held by CR Reward and if we fail to timely make payment of amounts due and payable the trustee on behalf of Waterton may act upon the secured interests which could adversely affect our results of operations.

Our obligation to pay the Deferred Payment amount of $17,500,000 was secured by a Deed of Trust, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing (“Deed of Trust”) and related financing statement pursuant to which the Company granted to Waterton a first-priority, perfected security interest running with the mineral properties held by CR Reward. If we trigger an event of default under the Deed of Trust, including by failing to timely make the Deferred Payment, then the trustee under the Deed of Trust acting on behalf of Waterton can undertake certain remedial actions related to the secured mineral interests of CR Reward, including ceasing such assets for the benefit of Waterton, could have a material adverse effect on our share price and the value of our properties.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and the exhibits attached hereto contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended, and “forward-looking information” within the meaning of applicable Canadian securities legislation, collectively “forward-looking statements”.  Such forward-looking statements concern our anticipated results and developments in the operations of the Company in future periods, planned exploration activities, the adequacy of the Company’s financial resources and other events or conditions that may occur in the future.  Forward-looking statements are frequently, but not always, identified by words such as “expects,” “anticipates,” “believes,” “intends,” “estimates,” “potential,” “possible” and similar expressions, or statements that events, conditions or results “will,” “may,” “could” or “should” (or the negative and grammatical variations of any of these terms) occur or be achieved.  These forward-looking statements may include, but are not limited to, statements concerning:

•	the Company’s strategies and objectives, both generally and in respect of the Bullfrog Gold Project and the Reward Gold Project;

•	the recommendations of the technical reports for the Bullfrog Gold Project and the Reward Gold Project;

•	the Company’s decisions regarding the timing and costs of exploration programs with respect to, and the issuance of the necessary permits and authorizations required for, the Company’s exploration programs at the Bullfrog Gold Project and the Reward Gold Project;

•	the Company’s estimates of the quality and quantity of the mineralized materials at its mineral properties;

•	the potential discovery and delineation of mineral deposits/reserves and any expansion thereof beyond the current estimates;

•	the Company’s expectation that it will become a gold producer;

•	the Company’s estimates of future operating and financial performance;

•	the Company’s potential funding requirements and sources of capital, including near-term sources of additional cash and long-term financing through the sale of equity and/or debt and through the exercise of stock options and warrants;

•	the Company’s expectation that the Company will continue to raise capital;

•	the Company’s expectation that the Company will continue to incur losses and will not pay dividends for the foreseeable future;

•	the Company’s estimates of its future cash position;

•	the Company’s anticipated general business and economic conditions;

•	the Company’s ability to meet its financial obligations as they come due, and to be able to raise the necessary funds to continue operations; and

•	that the Company will operate at a loss for the foreseeable future.

Such forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain known and unknown risks, uncertainties and assumptions. Many factors could cause actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, risks related to:

•	our history of losses;

•	negative cash flow;

•	our limited operating history;

•	increased costs affecting our financial condition;

•	the Bullfrog Gold Project and the Reward Gold Project being in the exploration stage;

•	whether the Bullfrog Gold Project or the Reward Gold Project are feasible;

•	the Bullfrog Gold Project and the Reward Gold Project requiring substantial capital investment;

•	our inability to obtain required permits;

•	our status as a junior mining company;

•	difficulties in managing growth;

•	our potential loss of key persons;

•	risks related to the evolving novel coronavirus pandemic and health crisis and the governmental and regulatory actions taken in response thereto;

•	the risks of mineral exploration;

•	evaluation uncertainty in estimating mineralized material;

•	changes in estimates of mineralized material;

•	our exploration projects not succeeding;

•	price volatility of gold and silver;

•	environmental regulations;

•	challenges to title to our properties;

•	amendments to mining law;

•	supply shortages;

•	inability to maintain infrastructure to conduct exploration activities;

•	new regulation related to climate change;

•	relationships with communities in which we operate;

•	newly adopted mining disclosure regulations;

•	evolving corporate standards;

•	Canadian reporting requirements;

•	the price of the shares of Common Stock being volatile; and

•	other factors discussed in other sections of this prospectus, including the section titled “Risk Factors,” and in the Company’s annual report for the fiscal year ended December 31, 2021 on Form 10-K, incorporated herein by reference, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. This list of factors that may affect any of the Company’s forward-looking statements is not exhaustive. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of the Company or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including without limitation those discussed in “Risk Factors” of this prospectus.

The Company’s forward-looking statements contained in this prospectus and the documents incorporated by reference herein and the exhibits hereto are based on the beliefs, expectations and opinions of management as of the date of this prospectus. The Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change, except as required by law. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

CAUTIONARY NOTE TO INVESTORS REGARDING MINERAL ESTIMATES

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable Canadian securities laws, and as a result we report our mineral reserves and mineral resources according to two different standards. U.S. reporting requirements are governed by subpart 1300 of Regulation S-K under the Exchange Act (“S-K 1300”). Canadian reporting requirements for disclosure of mineral properties are governed by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”). Both sets of reporting standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but the standards embody slightly different approaches and definitions.

In our public filings in the U.S. and Canada and in certain other announcements not filed with the SEC, we will disclose proven and probable reserves, if any, and we do report measured, indicated and inferred resources, each as defined in S-K 1300 and NI 43-101. As currently reported, there are no material differences in our disclosed measured, indicated and inferred resources under each of S-K 1300 and NI 43-101. The estimation of measured mineral resources and indicated mineral resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable mineral reserves, and therefore investors are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be converted into S-K 1300-compliant or NI 43-101-compliant mineral reserves. The estimation of inferred mineral resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of mineral resources, and therefore it cannot be assumed that all or any part of inferred mineral resources will ever be upgraded to a higher category. Therefore, investors are cautioned not to assume that all or any part of inferred mineral resources exist, or that they can be mined legally or economically.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities under this prospectus will be used by the Company for development of existing or acquired mineral properties and may also be used for acquisitions, working capital requirements, to repay indebtedness outstanding from time to time or for other general corporate purposes. The Company may, from time to time, issue Common Stock or other securities otherwise than through the offering of securities pursuant to this prospectus.

DIVIDEND POLICY

We do not intend to pay dividends for the foreseeable future. See “Risk Factors” above.

MARKET FOR COMMON SHARES

Our Common Stock is listed on the TSX under the symbol “G” and is quoted for trading on the OTCQB under the symbol “AUGG”. On August 17, 2022, the last reported sales price of our Common Stock on the TSX was C$1.93 and the closing quote on the OTCQB was $1.49.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

The applicable prospectus supplement will also describe certain Canadian federal income tax consequences to investors described therein of acquiring securities including, in the case of investors who are not residents of Canada for purposes of the Income Tax Act (Canada), whether payment of any amount in respect of a security will be subject to Canadian non-resident withholding tax.

DESCRIPTION OF COMPANY CAPITAL STOCK

The authorized capital stock of the Company consists of 750,000,000 shares of Common Stock, par value $0.0001, and 250,000,000 shares of Preferred Stock, par value $0.0001, of which 5,000,000 is designated as series A Preferred Stock and 45,000,000 is designated as series B Preferred Stock. As of the date of this prospectus, there are 79,204,606 shares of Common Stock issued and outstanding, and no series A Preferred Stock or series B Preferred Stock issued and outstanding.

Common Stock

Holders of the Company’s Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights.  Therefore, subject to the rights of any outstanding Preferred Stock, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Company’s Common Stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. The Company’s Common Stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s Common Stock.

Preferred Stock

Our board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of Preferred Stock in one or more series. Each series of Preferred Stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Our board of directors has designated 5,000,000 shares of Preferred Stock as “Series A Preferred Stock”.  Each share of Series A Preferred Stock is convertible into one (1) share of the Company’s Common Stock.  The Company is prohibited from effecting the conversion of the Series A Preferred Stock to the extent that, as a result of the conversion, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock.  The holders of the Company’s Series A Preferred Stock are also entitled to certain liquidation preferences upon the liquidation, dissolution or winding up of the business of the Company.

Our board of directors has designated 45,000,000 shares of Preferred Stock as “Series B Preferred Stock”.  Each share of Series B Preferred Stock is convertible into one (1) share of the Company’s Common Stock.  The Company is prohibited from effecting the conversion of the Series B Preferred Stock to the extent that, as a result of the conversion, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our Common stock calculated immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock.  The holders of the Company’s Series B Preferred Stock are also entitled to certain liquidation preferences upon the liquidation, dissolution or winding up of the business of the Company.

Prior to the issuance of shares of each series of Preferred Stock, our board of directors is required under Delaware law and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of Preferred Stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the Preferred Stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the Preferred Stock. These include our certificate of incorporation and any certificates of designation that our board of directors may adopt. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of Preferred Stock we are offering before or concurrent with the issuance of the related series of Preferred Stock.

All shares of Preferred Stock offered hereby will, when issued, be fully paid and non-assessable, including shares of Preferred Stock issued upon the exercise of Preferred Stock Warrants or Subscription Receipts, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Options and Warrants

As of the date hereof, there are stock options to acquire 5,250,002 shares of Common Stock issued and outstanding at an average weighted exercise price of $2.23 (assuming an exchange rate of C$1:US$0.7854), of which 1,875,002 are exercisable at an average weighted exercise price of $2.18 (assuming an exchange rate of C$1:US$0.7854) and the remainder are subject to vesting conditions.

As of the date hereof, there are warrants to acquire 31,002,785 shares of Common Stock issued and outstanding as follows:

Warrants Issued	Exercise Price		Expiration Date
27,225,001	C$	1.80	October 2024
3,777,784	C$	2.80	March 2024

Anti-Takeover Provisions

Our Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make it more difficult to affect the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

These provisions:

●	grant our board of directors the ability to designate the terms of and issue new series of Preferred Stock, which can be created and issued by the board of directors without prior stockholder approval, with rights senior to those of the Common Stock; and

●	impose limitations on our stockholders’ ability to call special stockholder meetings.

Further, Mr. Richard Warke, our Executive Chairman, controls 22,039,388 shares of common stock with the right to acquire an additional 18,865,727 shares underlying warrants and a further right to acquire 266,667 shares underlying options representing 41.87% of the issued and outstanding voting shares of the Company on a partially diluted basis as of August 18, 2022 and Barrick Gold Corporation controls 9,100,000 shares of common stock with the right to acquire an additional 9,100,000 shares underlying warrants, representing 20.61% of the issued and outstanding voting shares of the Company on a partially diluted basis as of August 18, 2022. The large concentration of our voting shares in two stockholders makes it more difficult to effect the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation and By-Laws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director's duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation and By-Laws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our Company existing at the time of such repeal or modification.

DESCRIPTION OF WARRANTS

We may issue Warrants for the purchase of Common Stock or Preferred Stock in one or more series. We may issue Warrants independently or together with Common Stock or Preferred Stock, and the Warrants may be attached to or separate from these securities.

We will evidence each series of Warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank or transfer agent that we select which has its principal office in the United States or Canada. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of Warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, and/or warrant certificate containing the terms of the Warrants we are offering before or concurrent with the issuance of the Warrants.

We will describe in the applicable prospectus supplement the terms of the series of Warrants, including:

•	the offering price and aggregate number of Warrants offered;

•	if applicable, the designation and terms of the securities with which the Warrants are issued and the number of Warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the Warrants and the related securities will be separately transferable;

•	in the case of Warrants to purchase Common Stock or Preferred Stock, the number or amount of shares of Common Stock or Preferred Stock, as the case may be, purchasable upon the exercise of one Warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the Warrants, including any cashless exercise rights;

•	the warrant agreement under which the Warrants will be issued, if any;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the Warrants;

•	anti-dilution provisions of the Warrants, if any;

•	the terms of any rights to redeem or call the Warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the Warrants;

•	the dates on which the right to exercise the Warrants will commence and expire or, if the Warrants are not continuously exercisable during that period, the specific date or dates on which the Warrants will be exercisable;

•	the manner in which the warrant agreement and Warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the Warrants;

•	federal income tax consequences of holding or exercising the Warrants;

•	the terms of the securities issuable upon exercise of the Warrants;

•	any securities exchange or quotation system on which the Warrants or any securities deliverable upon exercise of the Warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the Warrants.

Before exercising their Warrants, holders of Warrants may not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of Warrants to purchase Common Stock or Preferred Stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the Warrants may exercise the Warrants at any time up to 5:00 P.M. Pacific Time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the warrant certificate representing the Warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the Warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the Warrants represented by the warrant certificate are exercised, then we will, if required by the terms of the warrant, issue a new warrant certificate for the remaining amount of Warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any Warrant. A single bank or trust company may act as warrant agent for more than one issue of Warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or Warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a Warrant may, without the consent of the related warrant agent or the holder of any other Warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its Warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Therefore, holders of Warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their Warrants.

Global Securities

We may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement. The global securities may be in temporary or permanent form. The applicable prospectus supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable prospectus supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The warrant agreement and/or warrant certificate will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the warrant agreement and/or warrant certificate.

We may amend any warrant agreement, warrant certificate and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any Warrants issued under the warrant agreements will be governed by Delaware law.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Stock, Preferred Stock, Warrants or a combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between us and an escrow agent (the “Escrow Agent”) and any underwriter or agent for the offering, if any, which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of the United States or Canada or a state or province thereof and authorized to carry on business as a trustee.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of subscription receipt agreement containing the terms of the Subscription Receipts we are offering before or concurrent with the issuance of the Subscription Receipts.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the prospectus supplement describing such Subscription Receipt Agreement. We urge you to read the applicable prospectus supplement related to the particular Subscription Receipts that we sell under this prospectus, as well as the complete Subscription Receipt Agreement.

The prospectus supplement relating to any Subscription Receipts we offer will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of applicable securities exchanges relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The prospectus supplement and the Subscription Receipt Agreement for any Subscription Receipts we offer will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

●	the designation and aggregate number of Subscription Receipts offered;

●	the price at which the Subscription Receipts will be offered;

●	the currency or currencies in which the Subscription Receipts will be offered;

●	the designation, number and terms of the Common Stock, Preferred Stock, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

●	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Stock, Preferred Stock, Warrants or a combination thereof;

●	the procedures for the issuance and delivery of Common Stock, Preferred Stock, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

●	whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Stock, Preferred Stock, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Stock by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Stock pursuant to the terms of the Subscription Receipt Agreement);

●	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

●	the terms and conditions pursuant to which the Escrow Agent will hold Common Stock, Preferred Stock, Warrants or a combination thereof pending satisfaction of the Release Conditions;

●	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

●	if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

●	procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

●	any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this prospectus, the prospectus supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

●	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

●	whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

●	whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

●	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

●	the identity of the Escrow Agent;

●	whether the Subscription Receipts will be listed on any exchange;

●	material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

●	any other terms of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Stock, Preferred Stock, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to us (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Stock, Preferred Stock and Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Stock, Preferred Stock, Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Stock, Preferred Stock or Warrants to which the holder of a Common Stock, Preferred Stock or Warrants would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Stock of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Stock to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Stock. Alternatively, such securities, evidences of indebtedness or assets may, at our option, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Stock, Preferred Stock or Warrants which, in the reasonable opinion of our board of directors, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Stock, Preferred Stock and Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as our board of directors may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this prospectus, the prospectus supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Stock, Preferred Stock and Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Stock, Preferred Stock and Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

We may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement. The global securities may be in temporary or permanent form. The applicable prospectus supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable prospectus supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

We may amend the Subscription Receipt Agreement, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Subscription Receipts.

DESCRIPTION OF UNITS

We may issue Units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each Unit will be issued so that the holder of the Unit is also the holder, with the rights and obligations of a holder, of each security included in the Unit. The unit agreement under which a Unit may be issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement, if any, and any supplemental agreements that describe the terms of the series of Units we are offering before or concurrent with the issuance of the related series of Units.

The applicable prospectus supplement will describe:

●	the designation and the terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the Units will be issued, if any;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units; and

●	whether the Units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

General

We may offer and sell the securities on a continuous or delayed basis, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The securities offered pursuant to any prospectus supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices.

The distribution of securities may be affected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on stock exchanges or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

We may only offer and sell the securities pursuant to a prospectus supplement during the 36-month period that this prospectus, including any amendments hereto, remains effective. The prospectus supplement for any of the securities being offered thereby will set forth the terms of the offering of such securities, including the type of security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such securities, the proceeds to us from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered thereby.

By Underwriters

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of underwriters to purchase the securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of such securities are purchased. We may agree to pay the underwriters a fee or commission for various services relating to the offering of any securities. Any such fee or commission will be paid out of the proceeds of the offering or our general corporate funds.

By Dealers

If dealers are used, and if so specified in the applicable prospectus supplement, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

The securities may also be sold through agents designated by us. Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Any such fees or commissions will be paid out of the proceeds of the offering or our general corporate funds. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the U.S. Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the U.S. Securities Act.

With respect to the sale of securities under this prospectus and any prospectus supplement, no Financial Industry Regulatory Authority, Inc. (“FINRA”) member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

Underwriters, dealers or agents who participate in the distribution of securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, any Common Stock sold pursuant to a prospectus supplement will be eligible for trading as listed on TSX. Any underwriters who are qualified market makers to whom securities are sold by us for public offering and sale may make a market in the securities in accordance with Rule 103 of Regulation M, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

EXPERTS

The consolidated financial statements of Augusta Gold as of December 31, 2021 and 2020 and for each of the two years ended December 31, 2021 and 2020 included in our annual report on Form 10-K which is incorporated herein by reference, have been audited by Davidson & Company LLP, independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CR Reward as of and for the year ended December 31, 2021 and 2020, included in our current report on Form 8-K/A which is incorporated herein by reference, have been audited by Davidson & Company LLP, independent registered public accounting firm, as set forth in their report thereon, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Information relating to the Company’s Bullfrog Gold Project contained herein and incorporated herein by reference is derived from the technical report entitled “S-K 1300 Technical Report, Mineral Resource Estimate, Bullfrog Gold Project, Nye County, Nevada” with an effective date of December 31, 2021 and an issue date of March 16, 2022 prepared by Russ Downer, P. Eng. and Adam House, MMSA QP, each of whom is a qualified person under S-K 1300 (of the United States Securities and Exchange Commission) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors. Information relating to the Company’s Reward Gold Project contained herein and incorporated herein by reference is derived from the technical report entitled “Mineral Resource Estimate for the Reward Project, Nye County, Nevada, USA” with an effective date of May 31, 2022 and a signing date of June 29, 2022 prepared by Michael Dufresne, M.Sc., P. Geol., P. Geo. and Timothy D. Scott, BA.Sc., RM SME, each of whom is a qualified person under S-K 1300 (of the United States Securities and Exchange Commission) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors. None of the above experts has a direct or indirect interest in the Company, the properties of the Company or of any affiliate of the Company.

LEGAL MATTERS

The validity of the securities offered hereby have been passed upon for Augusta Gold by Dorsey & Whitney LLP.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC.  This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus.  Information we file with the SEC after the date of this prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus.

The following documents have been filed by us with the SEC, are specifically incorporated by reference into, and form an integral part of, this prospectus.

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which report contains our audited consolidated financial statements and the notes thereto as at December 31, 2021 and 2020 and for the fiscal years ended December 31, 2021 and 2020, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations for the fiscal years ended December 31, 2021 and 2020, as filed with the SEC on March 17, 2022;

(b)	our Quarterly Report on Form 10-Q for the three month period ended March 31, 2022, which report contains our unaudited condensed consolidated financial statements and the notes thereto as at March 31, 2022 and the three month periods ended March 31, 2022 and 2021 and the related management’s discussion and analysis of financial condition and results of operations for the three months ended March 31, 2022, as filed with the SEC on May 9, 2022;

(c)	our Quarterly Report on Form 10-Q for the six month period ended June 30, 2022, which report contains our unaudited condensed consolidated financial statements and the notes thereto as at June 30, 2022 and the six month periods ended June 30, 2022 and 2021 and the related management’s discussion and analysis of financial condition and results of operations for the six months ended June 30, 2022, as filed with the SEC on August 8, 2022;

(d)	Exhibits 99.1, 99.2 and 99.3 of our Current Report on Form 8-K/A as filed on July 7, 2022, which report contains the audited consolidated financial statements of CR Reward as of and for the year ended December 31, 2021 and 2020, the related notes thereto and the report of the independent accounting firm, as Exhibit 99.1, the unaudited condensed consolidated financial statements of CR Reward as at and for the period ended March 31, 2022 and the related notes thereto, as Exhibit 99.2, and the unaudited pro forma condensed combined financial information of the Company, giving effect to the acquisition of CR Reward, which includes the unaudited pro forma condensed combined balance sheet as of March 31, 2022 and the unaudited pro forma condensed combined statements of income for the year ended December 31, 2021 and for the three months ended March 31, 2022 and the related notes, as Exhibit 99.3;

(e)	our Current Reports on Form 8-K as filed on April 27, 2022, June 16, 2022 and July 7, 2022;

(f)	the description of the Common Stock contained in our registration statement on Form 8-A filed with the SEC on April 13, 2012, including any amendment or report filed for purposes of updating such description; and

(g)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this prospectus but before the end of the offering of the securities made by this prospectus.

We also hereby specifically incorporate by reference all filings by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the initial registration statement on Form S-3 to which this prospectus relates and prior to effectiveness of such registration statement.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning to:

AUGUSTA GOLD CORP.

Suite 555 – 999 Canada Place

Vancouver, British Columbia

Attention: Purni Parikh, Corporate Secretary

Telephone: (604) 687-1717

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information respecting our Company and the securities offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can be accessed free of charge through the Internet. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may access the registration statement, of which this prospectus is a part, and the documents incorporated by reference herein, at the SEC’s Internet site. You may also access these documents at the Company’s website at www.augustagold.com.

AUGUSTA GOLD CORP.

C$[10,000,000]

PROSPECTUS SUPPLEMENT

EIGHT CAPITAL

January     , 2023